SENIOR UNSECURED CREDIT AGREEMENT

dated as of April 16, 2020

among

CHOICE HOTELS INTERNATIONAL, INC.,
as Borrower,

THE LENDERS NAMED HEREIN,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

with

WELLS FARGO SECURITIES, LLC
as Sole Lead Arranger and Sole Bookrunner

and

TRUIST BANK,
as Syndication Agent

and

JPMORGAN CHASE BANK, N.A.,
as Documentation Agent

(ii)

Exhibits
Exhibit A-1	Form of Notice of Borrowing
Exhibit A-2	Form of Notice of Account Designation
Exhibit A-3	Form of Notice of Prepayment
Exhibit A-4	Form of Notice of Conversion/Continuation

(iii)

Exhibit B	Form of Administrative Questionnaire
Exhibit C	Form of Assignment and Acceptance
Exhibit D	Form of Note

Schedules
Schedule 2.01	Commitments
Schedule 6.02	Existing Liens

(iv)

SENIOR UNSECURED CREDIT AGREEMENT

This SENIOR UNSECURED CREDIT AGREEMENT, dated as of April 16, 2020, is made by and among CHOICE HOTELS INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the Lenders referred to herein, WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with any successor administrative agent appointed in accordance with Section 8.09, the “Administrative Agent”), WELLS FARGO SECURITIES, LLC, as sole lead arranger and sole bookrunner (in such capacity, the “Arranger”), TRUIST BANK, as syndication agent (the “Syndication Agent”) and JPMORGAN CHASE BANK, N.A., as documentation agent (the “Documentation Agent”).

Capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 1.01.

W I T N E S S E T H:

WHEREAS, the Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to extend, certain credit facilities to the Borrower.

NOW, THEREFORE, in consideration of the recitals set forth above, which by this reference are incorporated into the operative provisions of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof and on the basis of the representations and warranties herein set forth, the parties hereby agree as follows:

Article I

DEFINITIONS

Section 1.01  Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“ABR Loan” shall mean any Loan denominated in Dollars bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Accepting Lenders” shall have the meaning assigned to such term in Section 2.28(a).

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Questionnaire ” shall mean an Administrative Questionnaire in the form of Exhibit B.

“Administrative Agent” shall have the meaning specified in the recital of parties to this Agreement.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

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“Affiliate” shall mean, when used with respect to a specified Person, another Person (whether now existing or hereafter organized) that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” shall mean this Senior Unsecured Credit Agreement.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.5%, or (c) the LIBO Rate for an Interest Period of one month plus 1%.  For purposes hereof, “Prime Rate” shall mean , at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate.  The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.  Notwithstanding the foregoing, if the Prime Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  “Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.  Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering including, without limitation, the United Kingdom Bribery Act of 2010 and the United States Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Terrorism Laws” means any Applicable Law relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, including the PATRIOT Act.

“Applicable Law” shall mean all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts of governmental authorities and all orders and decrees of all courts and arbitrators.

“Applicable Percentage” shall mean, with respect to any Eurodollar Loan or ABR Loan, as the case may be, the applicable percentage per annum based on the Debt Rating of the Borrower, as set forth in the table below (the “Pricing Grid”) under the caption “Applicable Percentage for Eurodollar Loans” or “Applicable Percentage for ABR Loans”, as the case may be:

Level	Debt Rating	Applicable Percentage for Eurodollar Loans	Applicable Percentage for ABR Loans
I	≥BBB/Baa2	2.00%	1.00%
II	BBB-/Baa3	2.25%	1.25%
III	≤ BB+/Ba1 or no Debt Rating	2.75%	1.75%

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“Approved Fund” shall mean any Person (other than a natural person), including, without limitation, any special purpose entity, that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, provided that such Approved Fund must be administered by (a) a Lender, (b) a Lender Affiliate or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arms-Length Basis” shall mean, with respect to any transaction, such transaction is conducted in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower and its Restricted Subsidiaries than could be obtained on an arms-length basis from unaffiliated third parties.

“Arranger” shall have the meaning specified in the recital of parties to this Agreement.

“Asset Sale” shall mean, with respect to the Borrower or any Restricted Subsidiary, any sale, transfer or other disposition of any assets or other properties (including individual business assets, patents, trademarks and other intangibles) of the Borrower or such Restricted Subsidiary, including the sale, transfer or disposition of any capital stock of or any merger or consolidation involving any Subsidiary, and any issuance or sale by any Subsidiary of shares of its capital stock, other than (i) sales of inventory and used equipment in the ordinary course of business of the Person (whether the Borrower or a Subsidiary) owning and selling such inventory or used equipment; (ii) sales, transfers and other dispositions of any tangible assets by the Borrower or any Subsidiary that have become obsolete or have been determined by the management of the Borrower or such Subsidiary to no longer be necessary for the conduct of its business; (iii) sales, transfers and other dispositions of any assets to the Borrower or any Restricted Subsidiary; (iv) Sale and Lease‑Back Transactions; (v) sales by the Borrower or Subsidiaries of assets acquired from Persons other than the Borrower or other Subsidiaries, which sales occur not more than 12 months after the respective dates on which such assets were acquired; (vi) pursuant to Qualified Securitization Financing transactions; and (vii) the disposition of Hedging Agreements.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit C.

“Assigned Loans” shall have the meaning set forth in Section 2.16(d).

“Assignees” shall have the meaning set forth in Section 2.16(d).

“Assignment Date” shall have the meaning set forth in Section 2.16(d).

“Assignors” shall have the meaning set forth in Section 2.16(d).

“Assumed Loans” shall have the meaning set forth in Section 2.16(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

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“Bainum Affiliates” shall have the meaning assigned to such term in the definition of “Permitted Holders”.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, in no event shall the Benchmark Replacement be less than one percent (1%).

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(a)              in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; and

(b)              in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(a)              a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

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(b)             a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(c)            a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.17(c) and (b) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.17(c).

“Beneficial Ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act.

“Beneficial Ownership Certification” means, if the Borrower qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, a certification of beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230, as amended.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” has the meaning specified in Section 9.21(b).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Borrower” shall have the meaning specified in the recital of parties to this Agreement.

“Borrower Materials” shall have the meaning given such term in Section 5.04.

“Borrower’s Account” shall mean the deposit account of the Borrower identified in the applicable notice substantially in the form of Exhibit A-2 hereto (a “Notice of Account Designation”)

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delivered by the Borrower to the Administrative Agent or such deposit account as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time.

“Business Day” shall mean any day (other than a day which is a Saturday, Sunday or legal holiday) on which banks are open for business in New York, New York and Charlotte, North Carolina; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP applied on a consistent basis and, for the purposes of this Agreement, the amount of such obligations at any time shall be the liability therefor at such time determined in accordance with GAAP applied on a consistent basis.

“Capital Stock” shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person (excluding hypothetical shares of stock of the Borrower issued to employees as part of a “phantom stock” or similar compensation plan).

“Change in Control” shall be deemed to have occurred if (i) any Person or two or more Persons acting in concert (other than, in either case, a Permitted Holder) shall have acquired Beneficial Ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, Capital Stock of the Borrower (or other securities convertible into such Capital Stock) representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower, (ii) the direct or indirect sale, assignment, transfer, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Borrower’s and its Subsidiaries’ properties or assets, taken as a whole, to any “person” (individually and as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act), other than the Borrower or one of its Subsidiaries, or (iii) Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Borrower then in office.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority, provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements or the Basel Committee on Banking Supervision, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” shall mean the date hereof.

“Code” shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as may be amended or modified from time to time.

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“Commitment ” shall mean, as to any Lender, the obligation of such Lender to make Loans to the account of the Borrower hereunder in the principal amount set forth opposite such Lender’s name in Schedule 2.01.  The aggregate Commitments of all Lenders on the Closing Date shall be $250,000,000.

“Consent Date” shall have the meaning set forth in Section 2.16(a).

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, the Consolidated Net Income for such period taken as a single accounting period, plus (a) the sum of the following amounts of the Borrower and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent deducted in the determination of such Consolidated Net Income:  (i) depreciation expense, (ii) amortization expense and capitalized fees related to any Qualified Securitization Financing of the Borrower or any of its Subsidiaries, (iii) interest expense, (iv) income and franchise tax expense, (v) amortization of management and franchise agreement intangibles constituting key money, (vi) other non-cash charges (other than any increase in the allowance for doubtful accounts), (vii) unusual or non-recurring charges, as determined in good faith by the Borrower, including restructuring charges, start-up or initial costs for any project, new production line, division or new line of business, integration costs or other business optimization expenses or reserves including, without limitation, any one-time costs incurred in connection with acquisitions and investments and (viii) the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Financing, minus (b) the portion of such Consolidated EBITDA attributable to any Domestic Subsidiary that is not a Restricted Subsidiary; provided, however, “Consolidated EBITDA” for any period shall exclude overspend and underspend or recovery associated with managed costs to the extent with respect to an overspend, the amount is reasonably anticipated to be recovered in a subsequent period and, with respect to an underspend or recovery, such amount was added back to Consolidated EBITDA in a prior period.

“Consolidated Fixed Charge Coverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated EBITDA for the fiscal four quarter period most recently ended for which financial statements of the Borrower are required to be delivered to the Administrative Agent pursuant to Section 5.04(a) or (b), as the case may be, to (ii) Consolidated Fixed Charges for such fiscal four quarter period.

“Consolidated Fixed Charges” shall mean, for any period, the sum of (a) Consolidated Interest Expense plus (b) aggregate distributions on Preferred Interests payable by the Borrower for such period and distributions made by the Borrower in such period for the purpose of paying dividends on Preferred Interests issued by the Borrower, provided that all such obligations of a Domestic Subsidiary that is not a Restricted Subsidiary shall be excluded from the determination of Consolidated Fixed Charges.

“Consolidated Indebtedness” shall mean, as of any date of determination without duplication, all obligations accounted for as Indebtedness on a consolidated balance sheet of the Borrower and its Subsidiaries on such date, in accordance with GAAP consistently applied, whether such obligations are classified as long-term or short-term, and including in any event, without duplication, all (x) Guarantees of Indebtedness of others and (y) all obligations as an account party in respect of letters of credit and bankers’ acceptances, but excluding (A) Indebtedness of the type described in clause (i) of the definition of Indebtedness, (B) Indebtedness incurred for the purpose of consummating a Material Acquisition if (and for so long as) (1) such Material Acquisition has not been consummated and (2) (x) the proceeds of such Indebtedness are held by the Borrower in the form of unrestricted cash or cash equivalents or (y) such Indebtedness is subject to mandatory redemption in the event such Material Acquisition is not consummated) and (C) Indebtedness in respect of Qualified Securitization Financings; provided that all such obligations of a Domestic Subsidiary that is not a Restricted Subsidiary shall be excluded from the determination of Consolidated Indebtedness.

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“Consolidated Interest Expense” shall mean, for any period, the aggregate cash interest expense of the Borrower and its Subsidiaries for such period, including capitalized interest and the portion of any payments made in respect of Capital Lease Obligations deemed to represent interest, all as determined on a Consolidated basis in accordance with GAAP consistently applied, but excluding (a) deferred financing costs, (b) other non-cash interest expenses, (c) any commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Financing and (d) interest expense in respect of Indebtedness incurred for the purpose of consummating a Material Acquisition if (and for so long as) (1) such Material Acquisition has not been consummated and (2) (x) the proceeds of such Indebtedness are held by the Borrower in the form of unrestricted cash or cash equivalents or (y) such Indebtedness is subject to mandatory redemption in the event such Material Acquisition is not consummated.

“Consolidated Leverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated Indebtedness to (ii) Consolidated EBITDA for the fiscal four quarter period most recently ended for which financial statements of the Borrower are required to be delivered to the Administrative Agent pursuant to Section 5.04(a) or (b), as the case may be.  In the event the Borrower shall complete, directly or through a Subsidiary (other than a Domestic Subsidiary that is not a Restricted Subsidiary), an acquisition or divestiture of any Person or business unit during any period, the Consolidated Leverage Ratio as of the end of and for such period shall thereafter be determined on a pro forma basis as if such acquisition or divestiture had been completed on the first day of such period.

“Consolidated Net Assets” shall mean the Consolidated total assets of the Borrower and its Subsidiaries, after deducting therefrom all current liabilities of the Borrower and its Subsidiaries (other than the current portion of long-term Indebtedness of the Borrower and its Subsidiaries and Capitalized Lease Obligations of the Borrower and its Subsidiaries), all as set forth on the latest Consolidated balance sheet of the Borrower prepared in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, as determined on a Consolidated basis in accordance with GAAP consistently applied; provided, however, that with respect to interest income only cash interest income shall be included in the determination of Consolidated Net Income.

“Consolidated Total Assets” shall mean, as at any date of determination, the total assets of the Borrower and its Subsidiaries at such time, as determined on a Consolidated basis in accordance with GAAP consistently applied, and including in any event and without limitation, the value of all investments by the Borrower or any Subsidiary in any joint venture or other Person that is not Consolidated with the Borrower in accordance with GAAP, minus the portion of such Consolidated Total Assets attributable to any Domestic Subsidiary that is not a Restricted Subsidiary.

“Continuing Directors” shall mean, during any period of up to 24 consecutive months after the date hereof, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election or designation by the Borrower’s board of directors or whose nomination for election by the Borrower’s stockholders was approved by a vote of (i) at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election, designation or nomination for election was previously so approved or (ii) Permitted Holders representing not less than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower).

“Control ” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have correlative meanings; provided, however, that the existence of a management contract by the Borrower or one of its Affiliates to manage another entity shall not be deemed to be Control.

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“Corresponding Modification” has the meaning specified in Section 9.08(e).

“Covered Entity” has the meaning specified in Section 9.21(b).

“Covered Party” has the meaning specified in Section 9.21(a).

“Covered Party” has the meaning specified in Section 9.21(a).

“Debt Issuance” means the issuance of any Indebtedness for borrowed money by the Borrower or any of its Restricted Subsidiaries, whether pursuant to a public offering or a Rule 144A or other private placement of debt securities (including debt securities convertible into equity securities) or an incurrence of loans under any loan or credit facility other than (a) unsecured Indebtedness provided by banks or other financial institutions, in each case, under revolving commitments under the Revolving Credit Agreement in an aggregate principal amount not greater than the sum of (x) the revolving commitments thereunder as in effect on the Closing Date and (y) $250,000,000; (b) Indebtedness owed by the Borrower or any of its Restricted Subsidiaries to the Borrower or any of its Restricted Subsidiaries, (c) Capital Lease Obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries, (d) purchase money Indebtedness incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries, (e) Indebtedness under overdraft facilities, (f) obligations in connection with repurchase agreements and/or securities lending arrangements, (g) ordinary course trade or customer related financing, deferred purchase price programs and letters of credit, (h) Indebtedness assumed pursuant to any acquisition and not incurred in contemplation thereof, (i) any Indebtedness for borrowed money directly or indirectly issued pursuant to, or in connection with, the Coronavirus Aid, Relief and Economic Security Act or other Applicable Law implemented to address the impact of COVID-19, including, without limitation, the “Primary Market Corporate Credit Facility” implemented by the Federal Reserve Bank of New York, (j) Indebtedness in the form of intercompany loans made by a Foreign Subsidiary to the Borrower or any of its Restricted Subsidiaries in lieu of a dividend in the ordinary course of business and (k) other Indebtedness in an aggregate principal amount not to exceed $25,000,000.

“Debt Rating” shall mean, as of any date, with respect to any of Fitch, Moody’s or S&P, the most recent credit rating assigned to the senior, unsecured, non-credit enhanced, long-term debt of the Borrower issued by such rating agency prior to such date; provided, however, that:

(a)               During any period for which the Borrower has received three (3) Debt Ratings which are not equivalent, the Applicable Percentage will be determined by (i) the highest Debt Rating if the highest Debt Rating and the second highest Debt Rating differ by only one Level or (ii) the Debt Rating one Level below the Level corresponding to the highest Debt Rating if the highest Debt Rating and the second highest Debt Rating differ by two or more Levels.

(b)              During any period for which the Borrower has received only two (2) Debt Ratings and such Debt Ratings are not equivalent, the Applicable Percentage will be determined by (i) the highest Debt Rating if they differ by only one Level or (ii) the Debt Rating one Level below the Level corresponding to the higher Debt Rating if they differ by two or more Levels.

(c)              During any period for which the Borrower has received no Debt Rating from Fitch, if the Borrower also ceases to have a Debt Rating from one of S&P or Moody’s, then the Applicable Percentage shall be determined based on the remaining such Debt Rating.

(d)              Notwithstanding any Debt Rating from Fitch, during any period in which neither S&P nor Moody’s has provided a Debt Rating corresponding to Level II or better to the Borrower, the Applicable Percentage shall be determined based on Level III.

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At any time, if any of Fitch, Moody’s or S&P shall no longer perform the functions of a securities rating agency and such rating agency had provided a Debt Rating immediately prior to such cessation, then (x) the Borrower and the Administrative Agent shall promptly negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency being replaced), and (y) pending such amendment, (1) subject to clauses (c) and (d) of the foregoing proviso, the Debt Rating of the other of rating agency described herein, if one has been provided, shall continue to apply and (2) if such Debt Rating is one of the ratings identified in clause (a) or (b) of the definition of Investment Grade Rating, as applicable, then the Borrower will be deemed to have achieved an Investment Grade Rating during such time.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Default Right” has the meaning specified in Section 9.21(b).

“Defaulting Lender” shall mean any Lender that (a) has failed to fund any portion of any Loan required to be funded by it hereunder within two Business Days of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless such amount is the subject of a good faith dispute, (c) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement, or (d) has become or is, or whose direct or indirect parent company has become or is, insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.27(c)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Departing Lender” shall have the meaning assigned to such term in Section 2.26.

“Documentation Agent” shall have the meaning specified in the recital of parties to this Agreement.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of any political subdivision of the United States of America (other than a Subsidiary described in clause (ii) of the definition of Foreign Subsidiary).

“Early Opt-in Election” means the occurrence of:

(a)         (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language

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similar to that contained in Section 2.17(c) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(b)         (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean (a) a Lender, (b) a Lender Affiliate, (c) an Approved Fund, and (d) any other person (other than a natural person, a holding company, investment vehicle or trust for, or owned and operated for, the primary benefit of a natural person, or a Defaulting Lender or Affiliate of a Defaulting Lender) approved by (i) the Administrative Agent and (ii) unless an Event of Default under clause (b), (c), (g) or (h) of Article VII or a Default in the performance and observance of Section 6.11 or, if applicable, Section 6.12, has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed), provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Engagement Letter” shall mean that certain letter agreement dated as of March 26, 2020 between the Borrower and Wells Fargo Securities, LLC, as the same may be amended from time to time.

“Equity Issuance” means any issuance of Capital Stock by the Borrower or any of its Restricted Subsidiaries, whether pursuant to a public offering or in a Rule 144A or other private placement, other than (i) issuances to the Borrower or any Restricted Subsidiary of a Borrower, (ii) issuances pursuant to employee and/or director stock plans or employee and/or director compensation plans, (iii) issuances by any Restricted Subsidiary that as of the Closing Date is not a Wholly-Owned Subsidiary to any of the minority equityholders in such Restricted Subsidiary as of the Closing Date and (iv) other issuances resulting in Net Cash Proceeds to the Borrower and its Restricted Subsidiaries not exceeding $10,000,000 in the aggregate. The term “Equity Issuance” shall not be deemed to include any Asset Sale or any Debt Issuance.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” shall mean any person (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code or Section 4001(b) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

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“Eurodollar” when used in reference to any Loan shall refer to whether such Loan, or Loans, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Asset Sale” shall mean (i) sales, transfers, leases or other dispositions in the ordinary course of business (other than to Unrestricted Subsidiaries), (ii) sales, transfers, leases or other dispositions of assets (other than Hotel Properties) by the Borrower or a Restricted Subsidiary to an Unrestricted Subsidiary in the ordinary course of business, (iii) an Equity Issuance, (iv) an Insurance and Condemnation Event, (v) any Restricted Payment permitted under Section 6.10 and (vi) transactions permitted under Section 6.04.

“Excluded Taxes” shall have the meaning given such term in Section 2.20(a).

“Existing Stockholder” shall mean any stockholder of the Borrower which, together with such stockholder’s affiliates, owned more than 5% of the common stock of the Borrower as of August 20, 2018, so long as the Bainum Affiliates continue to own more common stock of the Borrower than such Existing Stockholder.

“Extending Lender” shall have the meaning set forth in Section 2.16(a)(i).

“Extending Loans” shall have the meaning set forth in Section 2.16(b)(ii).

“Extension Effective Date” shall have the meaning set forth in Section 2.16(b)(i).

“Facility Exposure” shall mean, at any date of determination, the sum of the aggregate principal amount of all outstanding Loans.

“FATCA” shall mean Sections 1471 through 1474 of the Code (as of the date hereof or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the United States Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions) and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” shall have the meaning assigned to such term in the definition of “Alternate Base Rate”.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Financial Officer” of any corporation shall mean the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

“Fitch” shall mean Fitch Ratings, Inc. and its successors.

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“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean (i) any Subsidiary that is not a Domestic Subsidiary, including any Subsidiary which is a “controlled foreign corporation” (within the meaning of Section 957 of the Code) or (ii) any Subsidiary organized under any political subdivision of the United States of America substantially all of the assets of which constitute the Capital Stock of one or more controlled foreign corporations.

“Franchise Agreement” shall mean a contract (whether called a franchise agreement, license agreement or otherwise) pursuant to which the Borrower grants a third party the right to operate a hotel under one or more hotel brands, as each such contract may be amended from time to time.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and any other applicable authoritative bodies; provided that in the event of a conflict in the principles recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and another applicable authoritative body, the principles in effect at such time and recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board shall control.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including (a) any obligation of such Person, direct or indirect, to assume, purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) any obligation of such Person to provide other credit support or to purchase property, securities or services in each case for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, and (c) any obligation of such Person to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include (i) endorsements for collection or deposit, in either case in the ordinary course of business or (ii) performance guarantees, construction guarantees or customary Non-Recourse guarantees of Non-Recourse Indebtedness, unless and until a claim for payment has been made under any performance guarantee, construction guarantee or customary Non-Recourse Guarantee, at which time any such performance guarantee, construction guarantee or customary Non-Recourse Guarantee shall be deemed to be a Guarantee in an amount equal to such claim.

“Hedging Agreement” shall mean any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any person arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

“Hotel Properties” shall mean any hotel properties owned on the Closing Date or acquired or constructed after the Closing Date, including fixtures and personalty associated therewith.

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“Increasing Lender” shall have the meaning set forth in Section 2.16(a)(ii).

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed (valued at the lesser of (1) the amount of such indebtedness or (2) if such indebtedness is Non-Recourse to such Person, the fair market value of such property), (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of Hedging Agreements, (j) all obligations of such Person as an account party in respect of letters of credit (other than (x) documentary letters of credit (including commercial and trade letters of credit) issued to secure payment obligations in respect of goods and services in the ordinary course of business and (y) letters of credit and surety bonds with respect to underlying obligations of such Person that are already accounted for as liabilities elsewhere in this definition) and bankers’ acceptances, (k) to the extent not otherwise included, all obligations of such Person under so-called forward equity purchase contracts where such Person is obligated to purchase or redeem any shares of equity securities issued by such Person, and (l) all obligations of such person in respect of any so-called “synthetic lease” (i.e., a lease of property which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes).  Notwithstanding the foregoing, Indebtedness shall (x) not include (1) “deferred revenues”, “current accounts payable” or “accrued and other expenses” (as such items are set forth in the financial statements of the Borrower and its Subsidiaries to be delivered to the Administrative Agent and each Lender pursuant to Section 5.04) incurred in the ordinary course of business and (2) obligations under or in respect of Qualified Securitization Financing, and (y) include the Indebtedness of any partnership in which such Person is a general partner, except to the extent that such Indebtedness is expressly stated to be Non-Recourse to such partner.

“Indenture” shall mean that certain Indenture, dated as of August 25, 2010, between the Borrower and Wells Fargo Bank, National Association, as trustee, as supplemented by a Supplemental Indenture dated as of August 25, 2010, a Second Supplemental Indenture dated as of June 27, 2012, a Third Supplemental Indenture dated as of August 4, 2017, a Fourth Supplemental Indenture dated as of February 2, 2018 and a Third Supplemental Indenture dated as of November 27, 2019, as the same may be further amended.

“Insurance and Condemnation Event” means the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property.

“Intellectual Property” shall have the meaning set forth in Section 3.20 hereof.

“Interest Period” shall mean, as to any Eurodollar Loan, the period commencing on the date of such borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next Business Day unless such next Business Day would fall in the next calendar month, in which case such Interest Period shall end on the preceding Business Day.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Interest Rate Contract” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other

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agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

“Investment Grade Rating” shall mean a Debt Rating of both (a) BBB- or better from S&P and (b) Baa3 or better from Moody’s.  Subject to the last sentence of the definition of Debt Rating, no Person shall be considered to have achieved an Investment Grade Rating unless it shall have achieved each rating identified in clauses (a) and (b).

“Lender” shall mean a Person listed on Schedule 2.01 and any other Person that shall become a party hereto pursuant to an Assignment and Acceptance or an accession agreement executed and delivered in accordance with Section 2.28(a), other than such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Lender Affiliate” shall mean, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lending Office” shall mean, with respect to any Lender, the office of such Lender maintaining such Lender’s Pro Rata Percentage of the Loans.

“LIBO Rate” means, subject to the implementation of a Benchmark Replacement in accordance with Section 2.17(c),

(a)                 for any interest rate calculation with respect to any Eurodollar Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period.  If, for any reason, such rate is not so published then “LIBO Rate” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period, and

(b)                for any interest rate calculation with respect to an ABR Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) as published by ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day.  If, for any reason, such rate is not so published then “LIBO Rate” for such ABR Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of the LIBO Rate shall be conclusive and binding for all purposes, absent manifest error.

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Notwithstanding the foregoing, (x) in no event shall the LIBO Rate (including any Benchmark Replacement with respect thereto) be less than one percent (1%) and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.17(c), in the event that a Benchmark Replacement with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Benchmark Replacement.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, hypothecation, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party (excluding rights of first refusal) with respect to such securities.

“Liquidity” shall mean, at any time, the sum of (a) unrestricted cash and cash equivalents of the Borrower and its Restricted Subsidiaries and (b) unused revolving commitments under the Revolving Credit Agreement, in each case, at such time.

“Loans” shall mean the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Loan Documents” shall mean (a) this Agreement, (b) each Note, (c) any Loan Modification Agreement, (d) the Engagement Letter and (e) each other document or instrument now or hereafter executed and delivered by the Borrower in connection with, pursuant to or relating to this Agreement.

“Loan Modification Agreement” shall mean a Loan Modification Agreement in form and substance reasonably satisfactory to the Administrative Agent, the Borrower and the applicable Accepting Lenders, among the Borrower, such Accepting Lenders and the Administrative Agent.

“Loan Modification Offer” shall have the meaning assigned to such term in Section 2.28(a).

“Margin Stock” shall mean “margin stock” or “margin securities” as such terms are defined in Regulation T, Regulation U and Regulation X.

“Material Acquisition” shall mean any acquisition by the Borrower directly or indirectly through any Subsidiary or by any of its Subsidiaries (in each case, other than by a Domestic Subsidiary that is not a Restricted Subsidiary), in a single transaction or in a series of related transactions, of any of (a) all or any substantial portion of the property of, or a line of business or division of, or any other property of, another Person, (b) one or more properties from another Person, or (c) at least a majority of the voting Capital Stock of another Person, in any such case whether or not involving a merger or consolidation with such other Person, in which the gross purchase price of the assets acquired in such acquisition is greater than or equal to $750,000,000.

“Material Adverse Effect” shall mean a materially adverse effect on the business, operations, assets, property or financial condition of the Borrower, its Domestic Subsidiaries that are Restricted Subsidiaries, and its Foreign Subsidiaries, taken as a whole.

“Maturity Date” shall mean the earliest to occur of (a) April 15, 2021, as such date may be extended in accordance with Section 2.16, and (b) the date of any acceleration of the Loans pursuant to Article VII.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only

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pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding six (6) plan years made or accrued an obligation to make contributions.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Sale, all cash and cash equivalents received by the Borrower or any of its Restricted Subsidiaries therefrom (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when received) less the sum of (i) all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such Asset Sale, the amount of such excess shall constitute Net Cash Proceeds), (ii) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such transaction or event, (iii) all payments made, and all installment payments required to be made, with respect to any obligation (A) that is secured by any assets subject to such Asset Sale in accordance with the terms of any Lien upon such assets or (B) that must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by Applicable Laws, be repaid out of the proceeds from such Asset Sale, (iv) all amounts that are set aside as a reserve, including pursuant to escrow arrangements, (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP or as otherwise required pursuant to the documentation with respect to such Asset Sale, (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within thirty (30) days after, the date of such sale or other disposition and (D) for the payment of indemnification obligations; provided that, to the extent and at the time any such amounts are released from such reserve and received by the Borrower or any of its Restricted Subsidiaries, such amounts shall constitute Net Cash Proceeds, and (v) the amount of distributions and other payments required to be made as a result of such Asset Sale to any minority interest holders in any Restricted Subsidiary that is not a Wholly Owned Subsidiary, and (b) with respect to any Equity Issuance or Debt Issuance, the gross cash proceeds received by the Borrower or any of its Restricted Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith less all taxes paid or reasonably estimated to be payable as a result thereof.

“New Lender” shall have the meaning set forth in Section 2.16(d).

“New Maturity Date” shall have the meaning set forth in Section 2.16(a).

“Non-Consenting Lender” shall mean any Lender that has not consented to any proposed amendment, modification, waiver or termination of any Loan Document which, pursuant to Section 9.08(b), requires the consent of all Lenders or all affected Lenders and with respect to which the Required Lenders shall have granted their consent.

“Non-Extending Lender” shall have the meaning set forth in Section 2.16(a).

“Non-Recourse” shall mean, with reference to any obligation or liability of any person, any obligation or liability for which such person is not liable or obligated other than, if at all, as to its interest in a specifically identified asset only, subject to such limited exceptions to the non-recourse nature of such obligation or liability, such as fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in like transactions involving institutional lenders at the time of the incurrence of such obligation or liability.

“Non-Recourse Guarantee” shall mean a Guarantee of limited exceptions to Non-Recourse Indebtedness such as fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in like transactions involving institutional lenders at the time of the incurrence of such Guarantee.

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“Note” shall mean a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit D hereto, evidencing the Loan made by such Lender to the Borrower.

“Notice of Account Designation” shall have the meaning set forth in the definition of “Borrower’s Account”.

“Notice of Borrowing” shall have the meaning assigned thereto in Section 2.02.

“Notice of Conversion/Continuation” shall have the meaning assigned thereto in Section 2.10.

“Notice of Prepayment” shall have the meaning assigned thereto in Section 2.03(b).

“Obligations” shall mean (a) the Borrower’s obligations in respect of the due and punctual payment of principal of and interest on the Loans, in each case when and as due whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all fees, expenses, indemnities, reimbursements and other obligations, monetary or otherwise, of the Borrower under this Agreement or any other Loan Document and (c) all obligations, monetary or otherwise, of the Borrower under each Loan Document to which it is a party.

“PATRIOT Act” shall mean the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Amendments” shall have the meaning assigned to such term in Section 2.28(c).

“Permitted Holder” shall mean (a) (i) all lineal descendants of Stewart W. Bainum, and all spouses and adopted children of such descendants, (ii) all trusts for the benefit of any person described in clause (i) and trustees of such trusts, (iii) all legal representatives of any person or trust described in clauses (i) and (ii), and (iv) all partnerships, corporations, limited liability companies or other entities controlled by a Person described in clauses (i), (ii) or (iii) (such persons referred to in this clause (a) collectively, “Bainum Affiliates”); or (b) any other Existing Stockholder.

“Permitted Liquid Investments” shall mean (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), (b) investments in commercial paper having credit ratings of at least A‑2 from S&P and P‑2 from Moody’s, (c) investments in certificates of deposit, bankers acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $200,000,000, (d) investments in the ordinary course of business in customary repurchase agreements with respect to freely marketable, short-term securities of the type customarily subject to repurchase agreements, (e) other readily marketable debt and equity securities traded on national securities exchanges or on other nationally recognized markets, including over-the-counter markets, (f) investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment funds or mutual funds, which are administered by reputable financial institutions, and the portfolios of which are limited to investments of the character, quality and maturity described in clauses (a) through (e) above, (g) investments that fail to meet the requirements of clause (f) above solely because such investments do not constitute “current assets” due to their being maintained in irrevocable trusts in connection with the Borrower’s sponsorship of non-qualified retirement savings and investment plans for certain employees and senior executives of the Borrower and (h)

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readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having a rating of BBB- or better from S&P or Baa3 or better from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 12 months or less from the date of acquisition.

“Permitted Non-Arms-Length Unrestricted Subsidiary Investments” shall mean loans, advances, capital contributions, guarantees and other investments by the Borrower or any Restricted Subsidiary in, to or for the benefit of any Unrestricted Subsidiary that are not on an Arms-Length Basis, so long as such loans, advances, capital contributions, guarantees and other investments, when taken together with all other loans, advances, capital contributions, guarantees and other investments in, to or for the benefit of any Unrestricted Subsidiaries that are not on an Arms-Length Basis made pursuant to this definition that are at the time outstanding, do not exceed the greater of (x) $100,000,000 and (y) ten percent (10.00%) of Consolidated Total Assets at such time, calculated on the basis of amounts actually loaned, advanced, contributed, invested or guaranteed, net of any return on investment or return of capital with respect thereto and without regard to any write-up or write-down of the value thereof.

“Person” shall mean any natural person, corporation, trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

“Plan” shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Borrower or any ERISA Affiliate.

“Platform” shall have the meaning given such term in Section 5.04.

“Preferred Interests” shall mean, with respect to any Person, Capital Stock issued by such Person that are entitled to a preference or priority over any other Capital Stock issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Pricing Grid” shall have the meaning set forth in the definition of “Applicable Percentage”.

“Principal Property” shall have the meaning set forth in the Indenture.

“Principal Property Subsidiary” shall mean a “Restricted Subsidiary”, as such term is defined in the Indenture.

“Priority Indebtedness” means Indebtedness (other than Specified Excluded Indebtedness) (a) of Restricted Subsidiaries of the Borrower (whether or not any such Indebtedness is secured by any Liens) and (b) of the Borrower that is secured by any Lien.

“Pro Rata Percentage” of any amount shall mean, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Commitment at such time (or, if the Commitments shall have expired or been terminated, or following the funding of the Loans on the Closing Date, such Lender’s Facility Exposure at such time) and the denominator of which is the aggregate amount of the Lenders’ Commitments at such time (or, if the Commitments shall have expired or been terminated, or following the funding of the Loans on the Closing Date, the aggregate Facility Exposure at such time).

“Proposed Additional Loan” shall have the meaning set forth in Section 2.16(a)(ii).

“Proprietary Information” shall have the meaning given such term in Section 9.15.

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“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning given such term in Section 5.04.

“QFC” has the meaning specified in Section 9.21(b).

“QFC Credit Support” has the meaning specified in Section 9.21.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (x) the board of directors of the Borrower shall have determined in good faith that such Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Securitization Subsidiary and (y) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower).

“Recourse” shall mean, with reference to any obligation or liability of any person, any liability or obligation that is not Non-Recourse to such person.

“Reference Bank” shall mean the Administrative Agent.

“Register” shall have the meaning given such term in Section 9.04(d).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required Lenders” shall mean, at any time, Lenders having Commitments representing at least 51.0% of the aggregate Commitments or, if the Commitments shall have expired or been terminated, or following the funding of the Loans on the Closing Date, Lenders holding Loans representing at least 51.0% of the aggregate principal amount of the Loans then outstanding, provided that the Commitment of, and the portion of the Loans, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

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“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” shall have the meaning assigned to such term in Section 6.10.

“Restricted Subsidiary” shall mean all Subsidiaries of the Borrower that are not Unrestricted Subsidiaries.

“Revolving Credit Agreement” means that certain Amended and Restated Senior Unsecured Credit Agreement, dated as of August 20, 2018, by and among the Borrower, the lenders from time to time party thereto and Deutsche Bank AG New York Branch, as administrative agent, as the same may be amended, restated, extended, refinanced, replaced, supplemented or otherwise modified from time to time.

“Revolving Credit Agreement Modification” has the meaning specified in Section 9.08(e).

“Revolving Credit Agreement Provisions” has the meaning specified in Section 9.08(e).

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw‑Hill Companies, Inc. and any successor thereto.

“Sale and Lease‑Back Transaction” shall mean any arrangement, directly or indirectly, with any person whereby such person shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions ” shall mean any sanctions administered or enforced by the U.S. government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Securitization Assets” means the accounts receivable, financing receivables, other receivables, royalty or other revenue streams and other rights to payment and any other assets related thereto subject to a Qualified Securitization Financing and the proceeds thereof.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any of one or more receivables or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are Non-Recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Borrower or any of its Restricted Subsidiaries sells or grants a security interest in Securitization Assets to, or for the benefit of, either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells or otherwise transfers or grants a security interest in Securitization Assets to, or for the benefit of, a Person that is not a Restricted Subsidiary.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Financing and other activities reasonably related thereto.

“Share” shall have the meaning set forth in Section 2.16(d).

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“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Specified Excluded Indebtedness” shall means (a) unsecured Indebtedness provided by banks or other financial institutions, in each case, under the Revolving Credit Agreement in an aggregate principal amount not greater than the sum of (x) the commitments thereunder as in effect on the Closing Date and (y) $250,000,000; (b) (i) unsecured Indebtedness owed by the Borrower to any of its Restricted Subsidiaries, and (ii) Indebtedness owed by any of the Borrower’s Restricted Subsidiaries to the Borrower or any of its Restricted Subsidiaries, (c) Capital Lease Obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries, (d) purchase money Indebtedness incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries, (e) Indebtedness under overdraft facilities, (f) obligations in connection with repurchase agreements and/or securities lending arrangements, (g) ordinary course trade or customer related financing, deferred purchase price programs and letters of credit, (h) Indebtedness assumed pursuant to any acquisition and not incurred in contemplation thereof, (i) to the extent such Indebtedness is reasonably likely to be forgiven (as determined in good faith by the Borrower), any Indebtedness for borrowed money directly or indirectly issued pursuant to, or in connection with, the Coronavirus Aid, Relief and Economic Security Act or other Applicable Law implemented to address the impact of COVID-19, (j) unsecured Indebtedness in the form of intercompany loans made by a Foreign Subsidiary to the Borrower or any of its Restricted Subsidiaries in lieu of a dividend in the ordinary course of business and (k) Indebtedness secured by Liens permitted by any of Sections 6.02(b), (g), (i), (t) and (v).

“Specified Other Dispositions” shall mean (a) any Disposition of the properties owned and operated under the Cambria brand, including any Sale and Lease-Back transaction with respect thereto, and (b) sales by the Borrower or its Restricted Subsidiaries of assets acquired from Persons other than the Borrower or other Subsidiaries, which sales occur not more than 12 months after the respective dates on which such assets were acquired to the extent the Net Cash Proceeds of all such sales described in this clause (b) exceed $10,000,000 in the aggregate.

“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) established by any central bank, monetary authority, the Board, the Financial Services Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in Dollars, expressed in the case of each such requirement as a decimal.  Such reserve percentages shall include those imposed pursuant to Regulation D.  Eurodollar Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting Capital Stock or other Capital Stock having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, directly or indirectly owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

“Subsidiary ” shall mean any subsidiary of the Borrower.

“Supported QFC” has the meaning specified in Section 9.21.

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“Syndication Agent” shall have the meaning specified in the recital of parties to this Agreement.

“Taxes” shall have the meaning assigned to such term in Section 2.20(a).

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Termination Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Lender Affiliate).

“Trading with the Enemy Act” means the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and any other enabling legislation or executive order relating thereto.

“Transactions” shall have the meaning assigned to such term in Section 3.02.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unrestricted Subsidiaries” shall mean (a) all Foreign Subsidiaries of the Borrower, (b) all Domestic Subsidiaries of the Borrower designated in writing to the Administrative Agent on or prior to the Closing Date as unrestricted (until redesignated as a Restricted Subsidiary in accordance with Section 5.09(b)) and (c) such other Subsidiaries as may be designated or redesignated as unrestricted by the Borrower in accordance with Section 5.09(a) or (b).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Special Resolution Regimes” has the meaning specified in Section 9.21.

“Wholly Owned Subsidiary” shall mean a Subsidiary all the Capital Stock or other ownership interest of which is owned by the Borrower or a Wholly Owned Subsidiary of the Borrower (including any Subsidiary that would be wholly owned but for directors’ qualifying shares or similar matters).

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are

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described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Terms Generally.  The definitions herein shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP consistently applied, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower’s audited financial statements referred to in Section 3.05.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

Section 1.03 [Reserved]

Section 1.04 Other Definitions and Provisions.

(a)            Use of Capitalized Terms.  Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

(b)             Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

(c)              References to Agreement and Laws.  Unless otherwise expressly provided herein, (i) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (ii) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

(d)             Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

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(e)               Rates.  The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.

Article II
THE CREDITS

Section 2.01 Term Loan.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Lender severally agrees to make a Loan to the Borrower on the Closing Date in a principal amount equal to such Lender’s Commitment as of the Closing Date. Notwithstanding the foregoing, if the total Commitment as of the Closing Date is not drawn on the Closing Date, the undrawn amount shall automatically be cancelled.

Section 2.02 Procedure for Advance of Loan.  The Borrower shall give the Administrative Agent irrevocable written notice substantially in the form of Exhibit A-1 (a “Notice of Borrowing”) prior to 11:00 a.m. on the Closing Date requesting that the Lenders make the Loan as an ABR Loan on such date (provided that the Borrower may request, no later than two (2) Business Days prior to the Closing Date, that the Lenders make the Loan as a Eurodollar Loan if the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 2.18 of this Agreement).  Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender thereof.  Not later than 1:00 p.m. on the Closing Date, each Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Loan to be made by such Lender on the Closing Date.  The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.

Section 2.03 Repayment and Prepayment of Loans.

(a)                 Repayment of Loans.  The Borrower hereby agrees to repay the outstanding principal amount of all Loans in full on the Maturity Date, together with all accrued but unpaid interest thereon.  Each Lender agrees, promptly after a request from the Borrower following the Maturity Date, to return to the Borrower any Note issued to such Lender pursuant to this Agreement.

(b)                Optional Prepayment of Loans.  The Borrower may at any time and from time to time repay the Loans, in whole or in part, upon at least two (2) Business Days’ notice to the Administrative Agent with respect to Eurodollar Loans and upon notice received no later than 2:00 p.m. (Eastern time) on the proposed date of repayment with respect to ABR Loans, substantially in the form attached hereto as Exhibit A-3 (a “Notice of Prepayment”) (which notices shall be irrevocable unless the Borrower specifies in the Notice of Prepayment that such prepayment is contingent on the consummation of an anticipated transaction, in which case the Borrower shall, as promptly as practicable, notify the Administrative Agent if such transaction will not occur as scheduled), specifying (i) the date of repayment, (ii) the amount of repayment and (iii) whether the repayment is of Eurodollar Loans, ABR Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each.  Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender.  If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice.  Partial repayments shall be in an aggregate amount of (i) $100,000 or a whole multiple of $100,000 in excess thereof with respect to ABR Loans and (ii) $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Eurodollar Loans.  Each such repayment shall be accompanied by

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any amount required to be paid pursuant to Section 2.18.  For the avoidance of doubt, the Borrower shall promptly reimburse the Lenders for any amounts required to be paid under Section 2.18 as a result of the revocation of any Notice of Prepayment.

(c)                 Mandatory Prepayments.

(i)                  Debt Issuances.  The Borrower shall make mandatory principal prepayments of the outstanding Loans in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance.  Such prepayment shall be made within five (5) Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance.

(ii)                Equity Issuances.  The Borrower shall make mandatory principal prepayments of the outstanding Loans in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Equity Issuance.  Such prepayment shall be made within five (5) Business Days after the date of receipt of the Net Cash Proceeds of any such Equity Issuance.

(iii)              Asset Sales and Specified Other Dispositions.  The Borrower shall make mandatory principal prepayments of the outstanding Loans in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Asset Sale (other than any Excluded Asset Sale) and any Specified Other Disposition, to the extent that the aggregate amount of such Net Cash Proceeds exceed $25,000,000, in the aggregate.  Such prepayments shall be made within five (5) Business Days after the date of receipt of the Net Cash Proceeds.

(iv)              Notice.  Upon the occurrence of any event triggering the prepayment requirement under clauses (i) through (iii) above, the Borrower shall promptly, but in any event no later than three (3) Business Days after such event, deliver notice thereof to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders.

(v)                Prepayment of Eurodollar Loans.  Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 2.18; provided that, so long as no Default or Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Loans is required to be made under this Section 2.03(c) prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.03(c) in respect of any such Eurodollar Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into an account held at, and subject to the sole control of, the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower) to apply such amount to the prepayment of such Loans in accordance with this Section 2.03(c).  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.03(c).

(d)                Hedging Agreements and other Borrowings.  No repayment or prepayment pursuant to this Section 2.03 shall affect any of the Borrower’s obligations under any Hedging Agreement.

(e)                 Payment of Interest and Other Expenses.  Each repayment or prepayment pursuant to this Section 2.03 shall be accompanied by accrued interest on the amount repaid.

(f)                 No Reborrowings.  Amounts repaid or prepaid pursuant to this Section 2.03 may not be reborrowed.

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Section 2.04  [Reserved]

Section 2.05  [Reserved]

Section 2.06  [Reserved]

Section 2.07 Fees.  The Borrower agrees to pay the fees set forth in the Engagement Letter in accordance with the terms thereof.

Section 2.08 Evidence of Indebtedness.

(a)        Loans.  The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Any Lender, through the Administrative Agent, may request that Loans made by it be evidenced by a Note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns).

(b)        Conclusive Evidence.  To the extent no Note has been issued to a Lender, this Agreement shall be deemed to comprise conclusive evidence for all purposes of the indebtedness resulting from the Loans hereunder.

Section 2.09 Interest on Loans.

(a)        Interest Rate Options.  Subject to the provisions of this Section 2.09, Loans shall bear interest at (A) the Alternate Base Rate plus the Applicable Percentage or (B) the Adjusted LIBO Rate plus the Applicable Percentage, at the election of the Borrower. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.02 or at the time a Notice of Conversion/Continuation is given pursuant to Section 2.10.  Any Loan or any portion thereof as to which the Borrower has not duly specified an interest period shall be deemed a Eurodollar Loan for a one (1) month interest period.

(b)        Interest Periods.

(i)        In connection with each Eurodollar Loan, the Borrower, by giving notice at the times described in Section 2.09(a), shall elect an Interest Period to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six (6) months with respect to each such Loan, provided that:

(A)        the Interest Period shall commence on the date of advance of or conversion to any Eurodollar Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(B)        if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next Business Day, provided that if any Interest Period with respect to a Eurodollar Loan would otherwise expire on a day that is not a

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Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(C)        any Interest Period with respect to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; and

(D)        no Interest Period shall extend beyond the Maturity Date.

(ii)        There shall be no more than eight (8) Interest Periods in effect at any time.

(c)        Default Rate.  Upon the occurrence and during the continuance of any payment Event of Default, and at the option of the Required Lenders upon the occurrence and during the continuance of any other Event of Default, (i) the Borrower shall no longer have the option to request Eurodollar Loans, (ii) all outstanding Eurodollar Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate then applicable to such Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to ABR Loans, and (iii) all outstanding ABR Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to ABR Loans or such other Obligations arising hereunder or under any other Loan Document.  Interest at the default rate described in clauses (ii) through (iii) above shall accrue from and after the date on which the Required Lenders elect to impose such rate (or in the case of a payment Event of Default, from and after the occurrence of such Event of Default) and for so long as such event of Default exists.  Interest shall continue to accrue on the Loans after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

(d)        Interest Payment and Computation.  Interest on each ABR Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing June 30, 2020 and on the Maturity Date; and interest on each Eurodollar Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period, and on the Maturity Date.  All computations of interest for ABR Loans when the Alternate Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(e)        Maximum Rate.  In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis.  It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

Section 2.10 Notice and Manner of Conversion or Continuation of Loans.  Provided that no Default or Event of Default has occurred and is then continuing and subject to the provisions of Section 2.17(a) and (c), the Borrower shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding ABR Loans in a principal amount equal to $3,000,000 or

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any whole multiple of $1,000,000 in excess thereof into one or more Eurodollar Loans, (b) upon the expiration of any Interest Period, convert all or any part of its outstanding Eurodollar Loans in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into ABR Loans, or (c) upon the expiration of any Interest Period, continue any Eurodollar Loan in a principal amount of $3,000,000 or any whole multiple of $1,000,000 in excess thereof as a Eurodollar Loan.  Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit A-4 (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. two (2) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any Eurodollar Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued Eurodollar Loan.  The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

Section 2.11 Manner of Payment.

(a)                 Each payment by the Borrower on account of the principal of or interest on any Loan or of any fee, commission or other amounts payable to the Lenders under this Agreement or any Loan shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent for the account of the applicable Lenders (except as set forth below) pro rata in accordance with their respective Pro Rata Percentages (except as specified below) in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever.  Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Article VII, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.  Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes.

(b)                Pro Rata Treatment.  Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each applicable Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender’s Pro Rata Percentage (except as specified below) and shall wire advice of the amount of such credit to each such Lender.  Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent.  Any amount payable to any Lender under Sections 2.16, 2.17, 2.18, 2.19, 2.20 or 9.05 shall be paid to the Administrative Agent for the account of the applicable Lender.  Subject to Section 2.09(b)(i), if any payment under this Agreement or any Loan shall be specified to be made upon a day which is not a Business Day, it shall be made on the next day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

(c)                 Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Section 2.11, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, each payment by the Borrower hereunder shall be applied in accordance with Section 2.27(b).

Section 2.12 Crediting of Payments and Proceeds.  In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Article VII, all payments received by the Lenders upon the Loans and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied: (a) first to all expenses then due and payable by the Borrower hereunder and under the other Loan Documents, (b) then to all indemnity obligations then due and payable by the Borrower hereunder and under the other Loan Documents, (c) then to all Administrative Agent’s fees then due and payable, (d) then to all facility and other fees and commissions then due and payable, (e) then  pro rata to accrued and unpaid interest on the Loans (pro rata in accordance with all such amounts due), and (f) then to the principal amount of the Loans (pro rata in accordance with all such amounts due).

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Section 2.13  Adjustments.  If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the similar Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, provided that

(a)                 if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest; and

(b)                provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, (B) the application of cash collateral provided for in Section 2.27 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower agrees that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

Section 2.14 Nature of Obligations of Lenders Regarding the Loans; Assumption by the Administrative Agent.  The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several.  Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with the terms hereof, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand interest, until paid, for each day after the date such amount was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for the first day such payment is not made, and thereafter at the interest rate applicable to such Loan pursuant to Section 2.09(a) or (c), as the case may be.  A certificate of the Administrative Agent with respect to any amounts owing under this Section 2.14 shall be conclusive, absent manifest error.  If such Lender’s Pro Rata Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.  The failure of any Lender to make available its Pro Rata Percentage of any Loan requested by a Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Pro Rata Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Pro Rata Percentage of such Loan available on the borrowing date.  Notwithstanding anything set forth herein to the contrary, any Lender that fails to make available its Pro Rata Percentage of any Loan shall not (a) have any voting or consent rights under or with respect to any Loan Document or (b) constitute a “Lender” (or be included in the calculation of Required Lenders hereunder) for any voting or consent rights under or with respect to any Loan Document, in each case, as described further in Section 2.27.

Section 2.15 [Reserved]

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Section 2.16  Extension of Maturity Date

(a)          The Borrower may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not less than 45 days and not more than 90 days prior to the Maturity Date, request that each Lender extend such Lender’s initial Maturity Date to the date (the “New Maturity Date”) that is 364 days after the initial Maturity Date.  Each Lender, acting in its sole discretion, shall, by written notice to the Administrative Agent given no later than the date (the “Consent Date”) that is 20 days prior to the initial Maturity Date (provided that, if such date is not a Business Day, the Consent Date shall be the next succeeding Business Day), advise the Administrative Agent as to:

(i)          whether or not such Lender agrees to such extension of its initial Maturity Date (each Lender so agreeing to such extension being an “Extending Lender”); and

(ii)          only if such Lender is an Extending Lender, whether or not such Lender also irrevocably offers to purchase additional Loans from any Non-Extending Lender (as defined below) (each Lender so offering to purchase additional Loans being an “Increasing Lender” as well as an Extending Lender) and, if so, the amount of the additional Loans such Lender so irrevocably offers to purchase hereunder (such Lender’s “Proposed Additional Loans”).

Each Lender that determines not to extend its initial Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent (which shall notify the Lenders) of such fact promptly after such determination but in any event no later than the Consent Date, and any Lender that does not advise the Administrative Agent in writing on or before the Consent Date shall be deemed to be a Non‑Extending Lender and (without limiting the Borrower’s rights under Section 2.16(c)) shall have no liability to the Borrower in connection therewith.  The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.  The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section 2.16(a) no later than the date 15 days prior to the initial Maturity Date (or, if such date is not a Business Day, on the next preceding Business Day).

(b)

(i)             If all of the Lenders are Extending Lenders, then, effective as of the initial Maturity Date (the “Extension Effective Date”), the initial Maturity Date of each Lender shall be extended to the New Maturity Date, and the respective Loans of the Lenders will not be subject to change at such Extension Effective Date pursuant to this Section 2.16.

(ii)            If and only if the sum of (x) the aggregate amount of the Loans of the Extending Lenders plus (y) the aggregate amount of the Proposed Additional Loans of the Increasing Lenders (such sum, the “Extending Loans”) shall be equal to at least 50% of the then total Loans, then:

(A)         effective as of the Extension Effective Date, the initial Maturity Date of each Extending Lender shall be extended to the New Maturity Date;

(B)         the Borrower shall (so long as no Event of Default shall have occurred and be continuing) have the right, but not the obligation, to replace such Non-Extending Lender as a party to this Agreement in accordance with Section 2.16(c) prior to the initial Maturity Date; and

(C)         the Borrower shall have the right, but not the obligation, to pay the Extending Lenders (and to no other Lenders) an extension fee, provided that if such fee is paid, it will be shared on a ratable basis among the Extending Lenders.

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(iii)              If neither of the conditions specified in clause (i) or clause (ii) of this Section 2.16(b) is satisfied, then neither the then current Maturity Date nor the Loan of any Lender will change pursuant to this Section 2.16, and the Borrower will not have the right to take the actions specified in Section 2.16(b)(ii)(B).

(c)            Replacement by the Borrower of Non-Extending Lenders pursuant to Section 2.16(b)(ii)(B) shall be effected as follows (certain terms being used in this Section 2.16(c) having the meanings assigned to them in Section 2.16(d)) on the Assignment Date:

(i)           the Assignors shall severally assign and transfer to the Assignees, and the Assignees shall severally purchase and assume from the Assignors, all of the Assignors’ rights and obligations (including, without limitation, the Assignors’ respective Loans) hereunder and under the other Loan Documents;

(ii)          each Assignee shall pay to the Administrative Agent, for account of the Assignors, an amount equal to such Assignee’s Share of the aggregate outstanding principal amount of the Loans then held by the Assignors; and

(iii)         the Borrower shall pay to the Administrative Agent, for account of the Assignors, all interest, fees and other amounts (other than principal of outstanding Loans) then due and owing to the Assignors by the Borrower hereunder (including, without limitation, payments due such Assignors, if any, under Sections 2.17(c), 2.18, 2.20, and 9.05).

The assignments provided for in this Section 2.16(c) shall be effected on the relevant Assignment Date in accordance with Section 9.04 and pursuant to one or more Assignments and Acceptances.  After giving effect to such assignments, each Assignee shall have a Loan hereunder (which, if such Assignee was a Lender hereunder immediately prior to giving effect to such assignment, shall be in addition to such Assignee’s existing Loan) in an amount equal to the amount of its Assumed Loan.  Upon any such assignment, such Assignor shall cease to be a party hereto but shall continue to be obligated under Section 8.07 and be entitled to the benefits of Section 9.05, as well as to any fees and other amounts accrued for its account under Sections 2.07, 2.17(c), 2.18 or 2.20 and not yet paid.

(d)            For purposes of this Section 2.16 the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Assigned Loans” means the Loans of Non-Extending Lenders to be replaced pursuant to Section 2.16(b)(ii)(B).

“Assignees” means, at any time, Increasing Lenders and, if the Assigned Loans exceed the aggregate amount of the Proposed Additional Loans, one or more New Lenders.

“Assignment Date” means the initial Maturity Date or such earlier date as shall be acceptable to the Borrower, the relevant Assignors, the relevant Assignees and the Administrative Agent.

“Assignors” means, at any time, the Lenders to be replaced by the Borrower pursuant to Section 2.16(b)(ii)(B).

The “Assumed Loan” of each Assignee shall be determined as follows:

              (a) If the aggregate amount of the Proposed Additional Loans of all of the Increasing Lenders shall exceed the aggregate amount of the Assigned Loans, then (i) the amount of the Assumed Loan of each Increasing Lender shall be equal to (x) the aggregate amount of the Assigned Loans multiplied by (y) a fraction, the numerator of which is equal to such Increasing Lender’s Loan as then

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outstanding and the denominator of which is the aggregate amount of the Loans of all Increasing Lenders as then outstanding; and (ii) no New Lender shall be entitled to become a Lender hereunder pursuant to Section 2.16(c) (and, accordingly, each New Lender shall have an Assumed Loan of zero).

               (b) If the aggregate amount of the Proposed Additional Loans of all of the Increasing Lenders shall be less than or equal to the aggregate amount of the Assigned Loans, then:  (i) the amount of the Assumed Loan of each Increasing Lender shall be equal to such Increasing Lender’s Proposed Additional Loan; and (ii) the excess, if any, of the aggregate amount of the Assigned Loans over the aggregate amount of the Proposed Additional Loans shall be allocated among New Lenders in such a manner as the Borrower and the Administrative Agent may agree.

“New Lender” means an Eligible Assignee approved by the Administrative Agent that the Borrower has requested to become a Lender hereunder pursuant to this Section 2.16.

“Share” means, as to any Assignee, a fraction the numerator of which is equal to such Assignee’s Assumed Loan and the denominator of which is the aggregate amount of the Assumed Loans of all the Assignees.

(e)                 In the event that an extension is effected pursuant to this Section 2.16 (but subject to the provisions of Sections 2.05 and 2.06 and Article VII), the aggregate principal amount of all Loans shall be repaid in full ratably to the Lenders on the New Maturity Date.  As of the Extension Effective Date, any and all references in this Agreement or any of the other Loan Documents to the  “Maturity Date” shall refer to the New Maturity Date.

(f)                 Notwithstanding anything to the contrary set forth herein, this Section 2.16 shall supersede any provisions in Section 2.11(c) and Section 9.08 to the contrary.

Section 2.17 Changed Circumstances.

(a)        Circumstances Affecting LIBO Rate.  Subject to clause (c) below, in connection with any request for a Eurodollar Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBO Rate for such Interest Period with respect to a proposed Eurodollar Loan or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBO Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower.  Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make Eurodollar Loans and the right of the Borrower to convert any Loan to or continue any Loan as a Eurodollar Loan shall be suspended, and the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurodollar Loan together with accrued interest thereon (subject to Section 2.18), on the last day of the then current Interest Period applicable to such Eurodollar Loan; or (B) convert the then outstanding principal amount of each such Eurodollar Loan to an ABR Loan as of the last day of such Interest Period.

(b)         Laws Affecting LIBO Rate.  If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective

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Lending Offices) to honor its obligations hereunder to make or maintain any Eurodollar Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders.  Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of such Lender to make Eurodollar Loans and the right of the Borrower to convert or continue any Loan made by such Lender as a Eurodollar Loan shall be suspended, and (ii) if such Lender may not lawfully continue to maintain a Eurodollar Loan to the end of the then current Interest Period applicable thereto as Eurodollar Loan, the applicable Eurodollar Loan shall immediately be converted to an ABR Loan for the remainder of such Interest Period.

(c)          Effect of Benchmark Transition Event.

(i)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 2.17(c) will occur prior to the applicable Benchmark Transition Start Date.

(ii)            Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Borrower, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)           Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.17(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.17(c).

(iv)            Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Loan of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period, the component of the Alternate Base Rate based upon the LIBO Rate will not be used in any determination of the Alternate Base Rate.

(d)            Increased Costs.  If any Change in Law shall:

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(i)               except as provided in Section 2.20(e), subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Loan or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Loan or any other amounts due under this Agreement in respect thereof (except for any Taxes covered by Section 2.20(c) or Excluded Taxes);

(ii)              impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices); or

(iii)             impose on any Lender (or any of their respective Lending Offices) or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender, and the result of any of the foregoing events described in clause (i), (ii) or (iii) above is to increase the costs to any of the Lenders of maintaining any Eurodollar Loan or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Loans in respect of a Eurodollar Loan then, upon the request of such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction.  The amount of such compensation shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Pro Rata Percentage of the Eurodollar Loans in the London interbank market and using any attribution or averaging methods which such Lender reasonably deems appropriate and practical.  A certificate of such Lender setting forth in reasonable detail the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

(e)                 Exchange Indemnification and Increased Costs.  The Borrower shall, upon demand from the Administrative Agent, pay to the Administrative Agent or any applicable Lender, the amount of (i) any loss or cost or increased cost incurred by the Administrative Agent or any applicable Lender or (ii) any reduction in any amount payable to or in the effective return on the capital to the Administrative Agent or any applicable Lender.  A certificate of the Administrative Agent setting forth the basis for determining such additional amount or amounts necessary to compensate the Administrative Agent or the applicable Lender shall be conclusively presumed to be correct save for manifest error.

Section 2.18 Indemnity.  The Borrower hereby indemnifies each of the Lenders against any loss or expense (excluding loss of anticipated profits) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a Eurodollar Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any Eurodollar Loan on a date other than the last day of the Interest Period therefor.  The amount of such loss or expense shall be determined based upon the assumption that such Lender funded its Pro Rata Percentage, as applicable, of the Eurodollar Loan in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical.  A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

Section 2.19 Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital or liquidity required to be maintained by, any Lender or any

35

corporation controlling such Lender as a consequence of, or with reference to this Agreement, the Loans, or the Commitments, below the rate which such Lender or such other corporation could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction.  A certificate submitted to the Borrower and the Administrative Agent by such Lender setting forth in reasonable detail such amounts, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

Section 2.20 Taxes.

(a)        Payments Free and Clear.  Except as otherwise provided in Section 2.20(e), any and all payments by the Borrower hereunder or under the Loans shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof, (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender’s Lending Office or any political subdivision thereof, (iii) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.26), any withholding tax that is imposed under any law in effect at the time such Foreign Lender becomes a party hereto (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to this Section 2.20(a), (iv) in the case of a Foreign Lender, is attributable to such Foreign Lender’s failure or inability (other than as a result of the occurrence, after the date of this Agreement, of any Change in Law) to comply with Section 2.20(e) and (v) any U.S. federal withholding Taxes imposed under FATCA (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities not excluded by items (i), (ii), (iii) or (iv) being hereinafter referred to as “Taxes,” and all such excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities described in items (i), (ii), (iii) or (iv) being hereinafter referred to as “Excluded Taxes”).  If the Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Loan to any Lender or the Administrative Agent, (A) except as otherwise provided in Section 2.20(e), the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.20) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions or withholdings been made, (B) the Borrower shall make such deductions or withholdings, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with Applicable Law, and (D) the Borrower shall deliver to the Administrative Agent and such Lender evidence of such payment to the relevant taxing authority or other Governmental Authority in the manner provided in Section 2.20(d).

(b)          Stamp and Other Taxes.  In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans or the other Loan Documents, or the perfection of any rights or security interest in respect thereof (hereinafter referred to as “Other Taxes”).

(c)          Indemnity.  Except as otherwise provided in Section 2.20(e), the Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.20) paid by such Lender or the Administrative Agent (as the case may be) and any liability

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(including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  Such indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.  A certificate of the Administrative Agent or such Lender setting forth in reasonable detail the basis for determining such indemnification shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.  Nothing contained in this Section 2.20(c) shall prevent the Borrower from pursuing, at the sole cost and expense of the Borrower, the refund of any such Taxes or Other Taxes from the Foreign Lender which paid, or upon whose behalf the Borrower paid, such Taxes or Other Taxes if the Borrower in good faith believes such taxes were incorrectly or illegally asserted.

(d)             Evidence of Payment.  Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent and the applicable Lender, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

(e)             Delivery of Tax Forms.  To the extent required by Applicable Law to reduce or eliminate withholding or payment of taxes, each Lender and the Administrative Agent shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance two United States Internal Revenue Service Forms W-9, Forms W-8ECI, Forms W-8BEN or Forms W-8BEN-E, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes and backup withholding taxes.  Each such Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, as applicable, two Form W-9, Form W-8BEN, Form W-8BEN-E or Form W-8ECI, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form W-9, Form W-8BEN, Form W-8BEN-E or Form W-8ECI (or successor forms) that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-9, Form W-8BEN, Form W-8BEN-E or Form W-8ECI, establishing an exemption from United States backup withholding tax.  If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Notwithstanding anything in any Loan Document to the contrary, the Borrower shall not be required to pay additional amounts to any Lender or the Administrative Agent under Section 2.20 or Section 2.17(d), (i) if such Lender or the Administrative Agent fails to comply with the requirements of this Section 2.20(e), other than to the extent that such failure is due to a Change in Law occurring after the date on which such Lender or the Administrative Agent became a party to this Agreement or (ii) that are the result of such Lender’s or the Administrative Agent’s gross negligence or willful misconduct, as applicable.

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(f)              Survival.  Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and Lenders contained in this Section 2.20 shall survive the payment in full of the Obligations and the termination of the Commitments of all Lenders.

(g)             Treatment of Certain Refunds.  If the Administrative Agent or a Lender determines, in its sole but reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This paragraph (g) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(h)             Indemnification by Lenders.  Each Lender shall indemnify the Administrative Agent within 10 days after demand therefor, for the full amount of any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document against any amount due to the Administrative Agent under this paragraph (h).  The agreements in this paragraph (h) shall survive the resignation and/or replacement of the Administrative Agent.

Section 2.21 Mitigation by Lenders.  If any Lender requests compensation pursuant to Section 2.17 or Section 2.19, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, solely in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 2.17, Section 2.19 or Section 2.20, as the case may be, in the future and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be practically disadvantageous to such Lender.  Failure or delay on the part of any Lender to demand compensation pursuant to Section 2.17 or Section 2.19 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to such Sections for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the event giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.22 General Policy of Lenders.  Notwithstanding anything in this Agreement to the contrary, no Lender shall be entitled to compensation under Section 2.17 (other than Section 2.17(c)) or Section 2.19 if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances and unless such demand is generally consistent with such Lender’s treatment of comparable borrowers of such Lender with respect to similarly affected commitments or loans; provided, however, that no Lender shall be obligated to disclose confidential information relating to its other borrowers to establish its general policies or practices with respect to such compensation.

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Section 2.23 [Reserved]
Section 2.24 [Reserved]
Section 2.25 [Reserved]

Section 2.26 Replacement of Certain Lenders.   In the event any Lender (a) shall have requested additional compensation from the Borrower under Section 2.17(d), Section 2.19 or Section 2.20, (b) shall have given notice under Section 2.17 of its inability to make or maintain as such any Eurodollar Loan, (c) is a Defaulting Lender hereunder, or (d) is a Non-Consenting Lender, the Borrower may, at its sole expense and effort, require such Lender (each, a “Departing Lender”) to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in, and the consents required by, Section 9.04) all its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that (i) such assignment shall not conflict with any Applicable Law, (ii) the Borrower shall have received a written consent of the Administrative Agent in the case of an assignee that is not a Lender, which consent shall not unreasonably be withheld, and (iii) the Borrower or such assignee shall have paid to the Departing Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder.  If such Departing Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement within a period of time deemed reasonable by the Administrative Agent after the later of (x) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (y) the date on which the Departing Lender receives all payments described in clause (iii), then such Departing Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Departing Lender.

Section 2.27 Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)         Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.08(b) and the definition of “Required Lenders”.

(b)        Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Administrative Agent for the account of such Defaulting Lender pursuant to Section 9.06), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Administrative Agent or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Administrative Agent or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held)

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to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.27(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)          Defaulting Lender Cure.  If the Borrower, the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Percentages, whereupon such Lender will cease to be a Defaulting Lender, provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.28 Certain Permitted Amendments.

(a)        The Borrower may, by written notice to the Administrative Agent from time to time after the Closing Date, but not more than one time during the term of this Agreement, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower.  Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days or more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent).  Notwithstanding anything to the contrary in Section 9.08, each Permitted Amendment shall only require the consent of the Borrower, the Administrative Agent and those Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”), and each Permitted Amendment shall become effective only with respect to the Loans of the Accepting Lenders.  In connection with any Loan Modification Offer, the Borrower may, at its sole option, repay in full all outstanding Loans to one or more of the Lenders that are not Accepting Lenders, and accrued but unpaid interest and fees (along with any amount owing pursuant to Section 2.18), at such time owing to such Lender, with such repayment being made upon the effectiveness of the Permitted Amendment.  Additionally, the Borrower may request any other Eligible Assignee (including any required consent of the Administrative Agent, such consent not to be unreasonably withheld) to provide Loans on the terms set forth in such Loan Modification Offer in an amount not to exceed the amount of the Loans repaid pursuant to the preceding sentence, provided that each Eligible Assignee (that is not an existing Lender) shall execute an accession agreement to this Agreement.

(b)         The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans of the Accepting Lenders, including any amendments necessary to treat the applicable Loans of the Accepting Lenders as a new “Class” of loans hereunder.  Notwithstanding the foregoing, no Permitted Amendment shall become effective unless the Administrative Agent, to the extent reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions, officer’s and secretary’s certificates and other documentation consistent with those delivered on the Closing Date under this Agreement.

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(c)          “Permitted Amendments” means any or all of the following: (i) an extension of the Maturity Date, (ii) an increase in the interest rate with respect to the Loans of the Accepting Lenders, (iii) the inclusion of additional fees to be payable to the Accepting Lenders in connection with the Permitted Amendment (including any upfront fees), (iv) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to provide the rights and benefits of this Agreement and other Loan Documents to each new “Class” of loans resulting therefrom, provided that payments of principal and interest on Loans (including loans of Accepting Lenders) shall continue to be shared pro rata in accordance with Section 2.11(c), except that notwithstanding Section 2.11(c) the Loans of the Lenders that are not Accepting Lenders may be repaid on their applicable Maturity Date, without any pro rata repayment of loans of Accepting Lenders with a different Maturity Date, and (v) such other amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to give effect to the foregoing Permitted Amendments.

(d)                This Section 2.28 shall supersede any provision in Section 9.08 to the contrary.  Notwithstanding any reallocation into extending and non-extending “Classes” in connection with a Permitted Amendment, all Loans to the Borrower under this Agreement shall rank pari passu in right of payment.

Article III
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to each of the Lenders that:

Section 3.01 Organization; Powers.  Each of the Borrower and the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, in the case of any Restricted Subsidiary whose failure to be validly existing or in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) in the case of the Borrower, has the power and authority to execute, deliver and perform its obligations under each Loan Document to which it is party and each other agreement or instrument contemplated thereby and in the case of the Borrower, to borrow and incur other obligations hereunder.

Section 3.02 Authorization.  The execution, delivery and performance by the Borrower of the Loan Documents to which it is to be a party and the borrowings of the Loans, and the use of proceeds thereof (collectively, the “Transactions”) (a) have been duly authorized by all requisite action, including approval of the Borrower’s Board of Directors and if required, stockholder action on the part of the Borrower, or, in the case of the use of proceeds thereof, will be so authorized in the ordinary course after the Closing Date, and (b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to the Borrower or any Subsidiary if such matter could reasonably be expected to have a Material Adverse Effect, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority if such matter could reasonably be expected to have a Material Adverse Effect or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound if such matter could reasonably be expected to have a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument if such matter could reasonably be expected to have a Material Adverse Effect or (iii) result in the creation or imposition of any Lien (other than pursuant to the Loan Documents or the Indenture) upon or with

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respect to any property or assets now owned or hereafter acquired by the Borrower or any Restricted Subsidiary.
SECTION 3.03 Enforceability.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 3.04 Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect or will be made or obtained in accordance with applicable laws, except when failure to obtain any such consents or approvals could not reasonably be expected to cause a Material Adverse Effect or jeopardize enforceability of any of the Loan Documents.

Section 3.05 Financial Statements.  The Borrower has heretofore furnished to Administrative Agent the Consolidated balance sheets and statements of income and cash flow of the Borrower and its Consolidated Subsidiaries as of and for the fiscal year ended December 31, 2019, audited and accompanied by the opinion of Ernst & Young LLP, independent public accountants.  Such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as of such date and for such period.  Such balance sheet and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its Consolidated Subsidiaries as of the date thereof.  Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

Section 3.06 No Material Adverse Change.  As of the date hereof, there has been no material adverse change in the business, assets, operations, property, or financial condition of the Borrower, its Domestic Subsidiaries that are Restricted Subsidiaries and its Foreign Subsidiaries, taken as a whole, since December 31, 2019, not previously disclosed in writing to the Administrative Agent or Lenders or disclosed in public filings of the Borrower made with the Securities and Exchange Commission prior to the Closing Date and publicly available electronically at www.sec.gov or www.choicehotels.com (it being understood that changes in general economic conditions shall not be deemed to constitute such a material adverse change).

Section 3.07 Title to Properties; Possession Under Leases.

(a)        Each of the Borrower and the Restricted Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets, except (i) for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where such failure would not otherwise, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All such material properties and assets are free and clear of Liens, other than Liens permitted by Section 6.02.

(b)        Each of the Borrower and the Restricted Subsidiaries has complied with all obligations under all leases to which it is a party and all such leases are in full force and effect, except to the extent any failure to do so would not reasonably be expected to have a Material Adverse Effect.  Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except to the extent any failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 3.08 [Reserved]
Section 3.09 Litigation; Compliance with Laws.
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(a)          There are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Responsible Officer of the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary or any business, property or rights of any such Person and to the knowledge of any Responsible Officer of the Borrower there are not any investigations now pending or threatened against the Borrower or any Restricted Subsidiary, in each case, (i) which involve any Loan Document or the Transactions (excluding any such actions, suits or proceedings threatened by the Lenders or the Administrative Agent) or (ii) as to which there is a reasonable probability of an adverse determination and which, if such probable adverse determination occurred, could, individually or in the aggregate, reasonably be anticipated to result in a Material Adverse Effect.

(b)          To the best knowledge of any Responsible Officer of the Borrower, neither the Borrower nor any of the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be anticipated to result in a Material Adverse Effect.

Section 3.10 Agreements.

(a)        Neither the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate or other restriction that has resulted or could reasonably be anticipated to result in a Material Adverse Effect.

(b)        Neither the Borrower nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be anticipated to result in a Material Adverse Effect.

Section 3.11 Federal Reserve Regulations.

(a)        Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)        Following application of the proceeds of each Loan, not more than twenty-five percent (25%) of the value of the assets of the Borrower will be Margin Stock.  No part of the proceeds of any Loan has been used for any purpose that violates the provisions of Regulations T, U or X.

Section 3.12 Investment Company Act.  Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
Section 3.13 Use of Proceeds.  The Borrower will use the proceeds of the Loans in accordance with Section 5.08.
Section 3.14 Tax Returns.  Each of the Borrower and the Restricted Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except, in each case, (a) taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary shall have set aside on its books reserves as shall be required in conformity with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 3.15 No Material Misstatements.  No information, report, financial statement, exhibit or schedule (other than information of a general economic or industry nature) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document
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or included therein or delivered pursuant thereto (as modified or supplemented by other information so furnished) contained or contains when furnished any untrue statement of material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not materially misleading, provided  that notwithstanding the foregoing with respect to financial projections, financial projections shall, to the actual knowledge of the chief financial officer of the Borrower, represent good faith estimates of the financial condition and operations of the Borrower and its Subsidiaries (using assumptions that the chief financial officer of the Borrower believes in good faith to be reasonable at the time prepared and made available, it being recognized by the Administrative Agent and the Lenders that such projections are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material and that the Borrower makes no representation that such projections will in fact be realized).
Section 3.16 Employee Benefit Plans.   Except as would not reasonably be expected to have a Material Adverse Effect, with respect to each of the Plans, (i) each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder, (ii) no Reportable Event has occurred as to which the Borrower or any ERISA Affiliate was required to file a report with the PBGC, (iii) the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan, (iv) neither the Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability or any other liability under Title IV of ERISA (other than premiums not yet due) that remains unpaid, (v) neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan has been terminated within the meaning of Title IV of ERISA, and to the best knowledge of any Responsible Officer of the Borrower no Multiemployer Plan is reasonably expected to be terminated, and (vi) neither the Borrower nor any ERISA Affiliate has received any notice from the PBGC regarding the funded status of any Plan.
Section 3.17 Environmental Matters.  Except with respect to matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, the Borrower and each Restricted Subsidiary has complied with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control or to employee health or safety.  Except with respect to matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Restricted Subsidiary has received notice of any failure so to comply.  Except with respect to matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, the Borrower’s and the Subsidiaries facilities do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law, in violation of any such law or any regulations promulgated pursuant thereto.
Section 3.18 Solvency.  As of the Closing Date, with respect to the Borrower and the Restricted Subsidiaries, collectively, (a) the fair valuation of and the present fair saleable value of their assets, measured on a going concern basis, exceed the amount that will be required to be paid on or in respect of their existing debts and other probable liabilities at a fair valuation (including contingencies) as such debts and liabilities mature, as such value and such liabilities are determined in accordance with Sections 101 of the Bankruptcy Code or Sections 1 and 2 of the Uniform Fraudulent Transfer Act, (b) their assets do not constitute unreasonably small capital for the Borrower and the Restricted Subsidiaries to carry out their businesses as now conducted and as proposed to be conducted and (c) they do not intend to incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature.
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Section 3.19 OFAC. Neither the Borrower, any Subsidiary, or to the knowledge of a Responsible Officer of the Borrower, any of their respective directors, officers, employee, agents or Affiliates is a Person that is, or is owned or controlled by Persons that are, (i) the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (ii) organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.

Section 3.20  Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect:

(a)        The Borrower and each of its Restricted Subsidiaries owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of their respective businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person;

(b)        The Borrower and each of its Restricted Subsidiaries have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property;

(c)         To the knowledge of any Responsible Officer of the Borrower, no claim has been asserted in writing by any Person with respect to the use of any Intellectual Property by the Borrower or any of its Restricted Subsidiaries, or challenging or questioning the validity of any Intellectual Property; and

(d)         The use of such Intellectual Property by the Borrower and each of its Restricted Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any material liabilities on the part of the Borrower or any of its Restricted Subsidiaries.

Section 3.21 Anti-Corruption Laws.  The Borrower and all of its Subsidiaries and, to the knowledge of any Responsible Officer of the Borrower, all directors, officers, employees, agents or Affiliates thereof, are in compliance in all material respects with applicable Sanctions and Anti-Corruption Laws, the Trading with the Enemy Act and the Patriot Act.

Section 3.22 Affected Financial Institution.  Neither the Borrower nor any of its Subsidiaries is an Affected Financial Institution.

Section 3.23 Beneficial Ownership.  As of the Closing Date, the information included in the Beneficial Ownership Certification delivered by the Borrower prior to the Closing Date is true and correct in all respects.

Article IV
CONDITIONS OF LENDING

Section 4.01 Conditions to Effectiveness and Making of Loans.  The effectiveness of this Agreement and the obligations of the Lenders to make the Loans on the Closing Date hereunder are subject to the satisfaction of the following conditions:

(a)         The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation (or analogous documents) and all amendments thereto of the Borrower certified as of a recent date by the Secretary of State (or other appropriate Governmental Authority) of the state (or country) of its

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organization or such other evidence as is reasonably satisfactory to the Administrative Agent; (ii) a certificate as to the good standing (or other analogous certification to the extent available) of the Borrower as of a recent date, from the appropriate Secretary of State (or other appropriate Governmental Authority) or such other evidence as is reasonably satisfactory to the Administrative Agent; (iii) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or such other analogous documents to the extent available) of the Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents to which it is party the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or analogous documents) of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing (or other analogous certification or such other evidence reasonably satisfactory to the Administrative Agent) furnished pursuant to clause (i) or (ii) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower; (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (iii) above; and (v) such other documents as the Administrative Agent or the Lenders may reasonably request.

(b)          The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date and signed by a Financial Officer of the Borrower confirming compliance with the conditions precedent set forth in paragraphs (o) and (p) of Section 4.01.

(c)          The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date.

(d)          The Administrative Agent shall have received a favorable written opinion of Hogan Lovells US LLP, special counsel to the Borrower, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance satisfactory to the Administrative Agent and the Lenders, and the Borrower hereby instructs such counsel to deliver such opinion to the Administrative Agent.

(e)           Neither the Borrower nor any of its Restricted Subsidiaries shall have outstanding any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents and (ii) other Indebtedness permitted under Section 6.01 and outstanding on the Closing Date.

(f)            No condition, circumstance, action, suit, investigation or proceeding is pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that could be reasonably be expected to have a Material Adverse Effect.

(g)           The Administrative Agent shall have received counterparts of all Loan Documents signed on behalf of the Borrower.

(h)           The Administrative Agent shall have received an original Note duly executed by the Borrower and payable to the order of each Lender that has requested the same.

(i)            The Borrower shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on the Borrower or such other transactions or that

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could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

(j)            No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

(k)           No material adverse change in the business, assets, operations, property, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries, taken as a whole, shall have occurred since December 31, 2019 except as disclosed in public filings of the Borrower made with the Securities and Exchange Commission prior to the Closing Date and publicly available electronically at www.sec.gov or www.choicehotels.com.

(l)            (i) The Borrower shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent or any Lender to comply with its “know your customer” requirements and to confirm compliance with all applicable Sanctions, Anti-Corruption Laws, the Trading with the Enemy Act and the Patriot Act, and (ii) if the Borrower qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, a Beneficial Ownership Certification for the Borrower; in each case delivered at least five Business Days prior to the Closing Date.

(m)          The Administrative Agent shall have received a Notice of Account Designation in the form attached hereto as Exhibit A-2.

(n)           The Administrative Agent shall have received a Notice of Borrowing as required by Section 2.02.

(o)           The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, unless qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects and except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

(p)            No Default or Event of Default shall have occurred and be continuing.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notices shall be conclusive and binding.

Article V
AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any fees or any other expenses or amounts payable under any Loan Document shall be unpaid (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), unless the Required Lenders shall otherwise consent in writing, the Borrower shall, and shall cause each of the Restricted Subsidiaries to:

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Section 5.01 Existence; Businesses and Properties.

(a)        Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise permitted under Section 6.05, and except for inactive Restricted Subsidiaries that do not engage in any business and except for Restricted Subsidiaries whose failure to maintain legal existence would not reasonably be expected to have a Material Adverse Effect.

(b)         Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names used in the conduct of its business, except to the extent any failure to do so would not reasonably be expected to have a Material Adverse Effect; comply with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, except to the extent any failure to do so would not reasonably be expected to have a Material Adverse Effect.

(c)          Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) maintain and operate its business in primarily the manner in which it is presently conducted and operated; and (ii) at all times maintain and preserve all property used in the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

Section 5.02 Insurance.  Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

Section 5.03 Taxes.  Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful and valid claims for labor, materials and supplies or otherwise which, if unpaid, would reasonably be expected to have a Material Adverse Effect; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Restricted Subsidiary shall have set aside on its books reserves with respect thereto as shall be required in conformity with GAAP.

Section 5.04 Financial Statements, Reports, etc.  In the case of the Borrower, furnish to the Administrative Agent (for further delivery by the Administrative Agent to the Lenders in accordance with its customary practice):

(a)         within 90 days after the end of each fiscal year, its audited Consolidated balance sheets and related statements of income and cash flow, showing the financial condition of the Borrower and its Consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Ernst & Young LLP or such other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such Consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower on a Consolidated basis in accordance with GAAP consistently applied;

(b)         within 50 days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 30, 2020, its unaudited Consolidated balance sheets and related statements of income and cash flow, showing the financial condition of the Borrower and its

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Consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by the Financial Officer of the Borrower as fairly presenting in all material respects the financial condition and results of operations of the Borrower on a Consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)         concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of the accounting firm or the Financial Officer of the Borrower opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) and in any event will be based on the actual knowledge after due inquiry of the Person giving the certificate, and:

(i)            certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(ii)           setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 6.11 and, if applicable, Section 6.12 (except that the requirements set forth in this clause (ii) with respect to Section 6.12 shall not apply to the quarterly financial statements related to the fiscal quarter ending on March 31, 2020); and

(iii)         with respect to the computations delivered pursuant to Section 5.04(c)(ii), the Financial Officer shall break out and separately provide the financial information relating solely to Domestic Subsidiaries that are Unrestricted Subsidiaries and certify the accuracy of such information;

(d)           promptly after the same become publicly available, copies (which such deliveries may be made by email) of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(e)           promptly upon a Responsible Officer of the Borrower becoming aware of a change in the Debt Rating (including the initial issuance of any Investment Grade Rating or the failure to maintain any Investment Grade Rating);

(f)            promptly following any change in beneficial ownership of the Borrower that would render any statement in an existing Beneficial Ownership Certification untrue or inaccurate, an updated Beneficial Ownership Certification (it being understood that no reporting shall be required pursuant to this clause (f) with respect to the Borrower as long as it remains listed on the New York Stock Exchange); and

(g)           promptly from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request, including, without limitation, any information that the Administrative Agent or any Lender deems reasonably necessary from time to time in order to comply with its “know your customer” requirements and to confirm compliance with all applicable Sanctions, Anti-Corruption Laws, the Trading with the Enemy Act and the Patriot Act.

Any of the deliveries required by this Section 5.04 may be made by email to the Administrative Agent in accordance with Section 9.01, provided that the financial statements required to be delivered pursuant to paragraphs (a) and (b) above and the information required to be delivered pursuant to paragraph (d) above shall be deemed to have been delivered on the earlier of (A) the date on which the Borrower has posted such information on the Securities and Exchange Commission’s website and (B) the date on which the Borrower

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has posted such information, and has provided notice to the Administrative Agent of such posting of, such information on the Borrower’s website and/or on the internet at the website address provided in such notice, or at another website accessible by the Lenders without charge.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Syndtrak® or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that, if requested by the Administrative Agent, it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Proprietary Information, they shall be treated as set forth in Section 9.15); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing, (x) the Borrower shall be under no Obligation to mark any Borrower Materials “PUBLIC” and (y) each Public Lender shall designate to the Administrative Agent one or more persons who are entitled to receive and view Borrower Materials containing material non-public information to the same extent as Lenders that are not Public Lenders.

Section 5.05  Litigation and Other Notices.  Furnish to the Administrative Agent written notice of the following promptly after a Responsible Officer of the Borrower learns of it (for further delivery by the Administrative Agent to the Lenders in accordance with its customary practice):

(a)       any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)       the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof as to which there is a reasonable probability of an adverse determination and which, if such probable adverse determination occurred, could reasonably be anticipated to result in a Material Adverse Effect; and

(c)       any development that has resulted in a Material Adverse Effect.

Section 5.06  ERISA.  (a)  Comply with the applicable provisions of ERISA, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect and (b) furnish to the Administrative Agent and each Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in a Material Adverse Effect, a statement of a Financial Officer of the Borrower setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Borrower or any ERISA Affiliate may receive from the PBGC relating to the funded status of any Plan or to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, in each case, where such event

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could reasonably be expected to have a Material Adverse Effect, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, in each case, where such event could reasonably be expected to have a Material Adverse Effect, a statement of a Financial Officer of the Borrower setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated within the meaning of Title IV of ERISA, in each case, that could reasonably be expected to have a Material Adverse Effect.

Section 5.07  Maintaining Records; Access to Properties and Inspections.  Maintain all financial records in accordance with GAAP and upon reasonable notice by any Lender permit any representatives designated by such Lender, subject to Section 9.15, to visit and inspect the financial records and the properties of the Borrower or any Restricted Subsidiary at reasonable times during normal business hours and as often as requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Lender to discuss the affairs, finances and condition of the Borrower or any Restricted Subsidiary with the officers thereof and independent accountants therefor.  So long as no Event of Default exists, the Borrower shall not be required to reimburse the Administrative Agent or any Lender for expenses incurred in connection with any such inspection or examination.

Section 5.08 Use of Proceeds.  Use the proceeds of the Loans only (a) to pay fees and expenses in connection with the entering into of this Agreement and the Facilities, and the related transactions, and (b) for general corporate purposes of the Borrower and its Restricted Subsidiaries, including, without limitation, working capital, investments, acquisitions, repayment of other Indebtedness, payment of dividends, repurchasing outstanding capital stock and capital expenditures (provided that such activities are permitted by any other provisions of this Agreement and the other Loan Documents).  In no event shall (a) any part of the proceeds of the Loans be used by the Borrower (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or (ii) fund any operations in, finance any investments or activities in, or make any payments to, a Person in violation of any Anti-Terrorism Law or any Anti-Corruption Laws, (b) the funds used to repay the Facilities be derived from any unlawful activity in violation of any Anti-Terrorism Law or any Anti-Corruption Laws (c) more than twenty-five percent (25%) of the value of the assets of the Borrower and its Subsidiaries be Margin Stock.

Section 5.09  Additional Subsidiaries; Principal Properties.

(a)        Additional Domestic Subsidiary.  If at any time after the Closing Date, the Borrower or any Subsidiary creates or acquires any Domestic Subsidiary that is to be designated as an Unrestricted Subsidiary for the fiscal period in which it was created or acquired, not later than the required date of delivery of the certificate required by Section 5.04(c) for the fiscal period in which such Domestic Subsidiary was formed or acquired (or such later date as may be agreed by the Administrative Agent, in its discretion), the Borrower shall designate such Domestic Subsidiary as an Unrestricted Subsidiary in accordance with Section 5.09(b).

(b)        Designation and Redesignation of Subsidiaries.  So long as no Default or Event of Default exists or would result from such designation or redesignation, the Borrower may, at any time upon written notice to the Administrative Agent, (1) redesignate any Restricted Subsidiary as an Unrestricted Subsidiary, (2) redesignate any Domestic Subsidiary previously designated as an Unrestricted Subsidiary as a Restricted Subsidiary, or (3) designate any newly created or acquired Domestic Subsidiary as an Unrestricted Subsidiary.  No such designation of a new Subsidiary as an Unrestricted Subsidiary or redesignation of a Restricted Subsidiary as an Unrestricted Subsidiary under this subsection (b) shall be permitted unless, at the time in question, the Borrower would have the right, without causing a Default or Event of Default, to invest

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an amount of money equal to the value of such Unrestricted Subsidiary’s assets directly or indirectly in the equity of such Unrestricted Subsidiary in compliance with Section 6.04.

(c)        Sanctions and Anti-Corruption Laws.  The Borrower and all of its Subsidiaries will maintain in effect policies and procedures designed to promote compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with applicable Sanctions and Anti-Corruption Laws, the Trading with the Enemy Act and the Patriot Act.

Article VI
NEGATIVE COVENANTS

The Borrower covenants and agrees with each Lender and the Administrative Agent that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any fees or any other expenses or amounts payable under any Loan Document shall be unpaid (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), unless the Required Lenders shall otherwise consent in writing, the Borrower shall not, and shall not cause or permit any of the Restricted Subsidiaries to:

Section 6.01  Indebtedness.  Incur, create or assume any Indebtedness if a Default or an Event of Default would exist after giving effect to the incurrence, creation or assumption of such Indebtedness; provided that; the aggregate outstanding principal amount of Priority Indebtedness at any time shall not exceed the greater of (A) $100,000,000 and (B) 15% of Consolidated Net Assets.

Section 6.02  Liens.  Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Restricted Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights (excluding rights of first refusal) in respect of any thereof, except Liens satisfying any of the following tests:

(a)         Liens on property or assets of the Borrower and its Restricted Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided, however, that such Liens shall secure only those obligations which they secure on the date hereof except as otherwise permitted hereunder;

(b)         any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary; provided, however, that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Borrower or any Restricted Subsidiary;

(c)          Liens for taxes, assessments or governmental or quasi-governmental charges or levies not yet due or which are being contested in compliance with Section 5.03;

(d)          carriers’, warehousemen’s, mechanics, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due or which are being contested in compliance with Section 5.03;

(e)          statutory liens of landlords in respect of property leased by the Borrower or any Restricted Subsidiary;

(f)          pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(g)          deposits and other Liens in scope consistent with industry practice to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease

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Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h)            zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

(i)            (i) Liens created under the Loan Documents to secure the Obligations (and refinancings thereof) and (ii) Liens in the form of cash collateral securing obligations under the Revolving Credit Agreement;

(j)             other Liens to secure purchase-money Indebtedness (including Capital Lease Obligations) of the Borrower or any Restricted Subsidiary, and refinancings, renewals and replacements thereof, provided that (i) such Liens do not apply to any property or assets of the Borrower or any Restricted Subsidiary consisting of franchise brands (whether now owned or hereafter acquired) and related Franchise Agreements and (ii) each such Lien is limited to the property and assets acquired in connection with such purchase-money Indebtedness;

(k)            other Liens to secure Non-Recourse Indebtedness of the Borrower or any Restricted Subsidiary and refinancings, renewals and replacements thereof, provided that such Liens do not apply to any property or assets of the Borrower or any Restricted Subsidiary consisting of franchise brands (whether now owned or hereafter acquired) and related Franchise Agreements;

(l)             Liens to secure Recourse Indebtedness of the Borrower or any Restricted Subsidiary and permitted refinancings thereof, provided that (i) such Lien does not apply to any property or assets of the Borrower or such Restricted Subsidiary consisting of franchise brands (whether now owned or hereafter acquired) and related Franchise Agreements and (ii) the aggregate outstanding principal amount of Recourse Indebtedness secured by Liens shall not at any time exceed the greater of (A) $100,000,000 and (B) 15% of Consolidated Net Assets;

(m)           Liens on the property of the Borrower or any of its Restricted Subsidiaries in favor of landlords securing licenses, subleases or leases entered into in the ordinary course of business and not materially interfering with the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

(n)            Liens arising from precautionary UCC financing statement filings (or equivalent filings, registrations or agreements in foreign jurisdictions) regarding operating leases entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(o)             Liens securing judgments which do not constitute an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(p)            customary Liens in favor of a banks or other depository or financial institutions arising as a matter of law and encumbering deposits or other funds maintained with such financial institution (including rights of setoff);

(q)            Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

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(r)            Liens of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(s)            Liens in the nature of good faith deposits required in connection with, or escrow arrangements securing indemnification obligations associated with, any investment transaction permitted under Section 6.04;

(t)             Liens resulting from the refinancing, renewal or extension of obligations secured by any Lien permitted by clause (a) or (b) of this Section 6.02, so long as (x) the principal amount of the obligations secured thereby is not increased as a result thereof (except to the extent Liens securing any such incremental obligations are independently permitted under (and applied as a utilization of the basket described in) Section 6.02(l) above) and (y) such renewals, replacements and extensions do not result in Liens applying to any property or assets which are not already subject to the Liens securing the respective obligations being renewed, replaced or extended;

(u)            Liens on the Securitization Assets arising in connection with a Qualified Securitization Financing, including, to the extent consistent with customary market practice for such financing, Liens on Capital Stock or other securities issued by a Securitization Subsidiary securing obligations under such Qualified Securitization Financing; and

(v)            Liens on any Principal Property or the Capital Stock of any Principal Property Subsidiary granted in favor of the trustee under the Indenture that are pari passu with the Liens granted in favor of the Administrative Agent under the Loan Documents;

provided that, notwithstanding the foregoing, no Liens securing Indebtedness shall be permitted pursuant to this Section 6.02 unless such Indebtedness is also permitted under Section 6.01.

Section 6.03  Sale and Lease-Back Transactions.  Enter into any Sale and Lease-Back Transaction unless immediately thereafter the value (determined as of the time of sale in accordance with GAAP) of all property the subject of Sale and Lease-Back Transactions, when added to the aggregate principal amount of Indebtedness of the Borrower or any Restricted Subsidiary secured at such time by Liens permitted only under Sections 6.02(j) and (k), does not exceed 15% of Consolidated Total Assets at such time.

Section 6.04  Investments, Loans and Advances.  Purchase, hold or acquire any Capital Stock, comparable ownership interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make any investment or any other interest in (including any Guarantee of the Indebtedness of), any other Person, except:

(a)            (i) loans, advances, capital contributions, guarantees and other investments existing on the date hereof and (ii) loans, advances, capital contributions, guarantees and other investments by the Borrower or any Restricted Subsidiary in the capital stock or comparable ownership interests of any Subsidiary (other than with respect to Unrestricted Subsidiaries), including by means of contributions to such Subsidiary of Hotel Properties and Guarantees of such Subsidiary’s Indebtedness and other obligations;

(b)            loans, advances, capital contributions, guarantees and other investments by the Borrower to Restricted Subsidiaries or by Subsidiaries to the Borrower or any Restricted Subsidiary, in each case to the extent no Default or Event of Default would result after giving effect thereto;

(c)            Permitted Liquid Investments;

(d)            so long as no Default or Event of Default has occurred and is continuing, loans and advances by the Borrower and its Restricted Subsidiaries to their employees, officers, and directors in the ordinary course of business in an aggregate amount outstanding at any time not in excess of $2,000,000;

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(e)            (i) other investments, capital contributions, guarantees, loans and advances made in connection with hospitality-related business activities and ancillary business activities reasonably related thereto (other than with respect to Unrestricted Subsidiaries), (ii) loans, advances, capital contributions, guarantees and other investments by the Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary on an Arms-Length Basis, (iii) capital contributions to Unrestricted Subsidiaries to the extent permitted by clause (b) of Section 6.07 and (iv) Permitted Non-Arms-Length Unrestricted Subsidiary Investments;  provided that, in each case of this clause (e), at the time that any such investment is incurred, (x) no Default or Event of Default has occurred and is continuing, or would exist after giving effect thereto and (y) the Borrower is in compliance with Section 6.11 and, if applicable, Section 6.12 (both immediately before and immediately after giving effect thereto); provided that, notwithstanding the foregoing, the aggregate amount of all such investments in Unrestricted Subsidiaries made under this Section 6.04(e) after the Closing Date shall not exceed $50,000,000 in the aggregate at any time outstanding;

(f)             so long as no Event of Default has occurred and is continuing, repurchases of the outstanding stock of the Borrower in accordance with Section 6.10;

(g)             other investments, capital contributions, guarantees, loans and advances not otherwise permitted pursuant to this Section 6.04 (other than with respect to Unrestricted Subsidiaries) in an aggregate amount outstanding at any time not in excess of $50,000,000;

(h)             subject to the satisfaction of the requirements of the definition of “Qualified Securitization Financing”, (i) loans, advances, capital contributions, guarantees and other investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Borrower are necessary or advisable to effect any Qualified Securitization Financing (including any contribution of replacement or substitute assets to such subsidiary) or any repurchase obligation in connection therewith and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets in connection with a Qualified Securitization Financing;

(i)               Hedging Agreements of the Borrower or any of its Restricted Subsidiaries entered into by such Person in the ordinary course of business for non-speculative purposes; and

(j)               to the extent constituting an investment, obligations of the Borrower arising under Article X of the Revolving Credit Agreement.

For purposes of Section 5.09(a) and clauses (d), (e) and (g) of this Section 6.04, calculations shall be on the basis of amounts actually invested, net of any return on investment or return of capital with respect to such investments, and without regard to any write-up or write-down of the value of such investments.

Section 6.05  Mergers and Consolidations.  Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all its assets whether now owned or hereafter acquired, except that:

(a)         (i) the Borrower may merge or consolidate with a Subsidiary or (ii) a Subsidiary may merge or consolidate with the Borrower, in each case so long as the Borrower is the surviving entity;

(b)         any Subsidiary may merge or consolidate with another Subsidiary; provided that if the surviving entity is a Domestic Subsidiary that is to constitute an Unrestricted Subsidiary, the provisions of Section 5.09(a) shall apply.

(c)         any Restricted Subsidiary may merge or consolidate with another Restricted Subsidiary;

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(d)         the Borrower or any Subsidiary may merge or consolidate with another Person; provided, however, that (i) the Borrower or such Subsidiary is the surviving entity, or in the case of a Subsidiary, such merger or consolidation of such Subsidiary into another Person is a disposition or Asset Sale permitted hereunder and (ii) no Default or Event of Default has occurred and is continuing, or would exist after giving effect to such merger or consolidation; and

(e)         the Borrower and any of its Restricted Subsidiaries may consummate dispositions and Asset Sales permitted by Section 6.06.

Section 6.06  Asset Sales.  Consummate any Asset Sale if (a) a Default or Event of Default has occurred and is continuing, or would occur after giving effect thereto or (b) such Asset Sale consists of any franchise brand (whether now owned or hereafter acquired) and the Borrower would not be in pro forma compliance with the covenants set forth in Section 6.11 and, if applicable, Section 6.12, after giving effect to such Asset Sale and any substantially simultaneous repayment of Indebtedness with the proceeds thereof.

Section 6.07  Transactions with Affiliates.  Other than (a) investments, loans, advances, guarantees and other transactions permitted pursuant to Section 6.04, Section 6.05 and Section 6.10, (b) capital contributions to Unrestricted Subsidiaries that are Wholly Owned Subsidiaries, (c) transactions pursuant to the reasonable requirements of the Borrower’s or a Restricted Subsidiary’s business and consistent with the types of transactions entered into by the Borrower or its Restricted Subsidiaries with Unrestricted Subsidiaries prior to the Closing Date (as determined in good faith by the Borrower) and (d)  transactions among the Borrower and its Restricted Subsidiaries, sell or transfer any property or assets to, guarantee Indebtedness for the benefit of, make investments in or loans to, or purchase or acquire any property or assets from, or otherwise enter into any other transactions with, any of its Affiliates (other than the Borrower and its Restricted Subsidiaries) that would be material in relation to the business, operations, financial condition or properties of the Borrower and its Restricted Subsidiaries, taken as a whole, unless such transaction is conducted on an Arms-Length Basis.

Section 6.08  Certain Accounting Changes; Organizational Documents.  (a) Change its fiscal year end from December 31, or make any change in its accounting treatment and reporting practices except as required or permitted by GAAP, (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner that is adverse in any material respect to the rights or interests of the Lenders or (c) with respect to the Borrower, reorganize or reincorporate in a jurisdiction (other than its then-existing jurisdiction of organization or incorporation or another jurisdiction located in the United States).

Section 6.09  [Reserved]

Section 6.10  Restricted Payments. Declare or pay any dividends on, purchase, redeem, retire, defease or otherwise acquire for value any Capital Stock of the Borrower now or hereafter outstanding, return any capital to stockholders of the Borrower, or make any distribution of assets, Capital Stock, obligations or securities to its stockholders (collectively, “Restricted Payments”); provided, however, that the Borrower may take such actions only so long as (a) no Event of Default shall have occurred and be continuing or would result therefrom and (b) (x) the Consolidated Leverage Ratio shall not exceed 4.00:1.00 and (y) Liquidity shall not be less than $250,000,000, in each case, both immediately before and immediately after giving effect to the payment of such contemplated dividend or payment; provided, further, that, notwithstanding the foregoing, the Borrower shall be permitted to (i) pay the quarterly cash dividend of $0.225 per share announced by the board of directors of the Borrower prior to the Closing Date and payable on April 16, 2020, (ii) make Restricted Payments payable solely in Capital Stock and (iii) make Restricted Payments pursuant to employee and/or director stock plans or employee and/or director compensation plans, including cash incentive bonuses and acquisitions (or withholding) of its Capital Stock pursuant to any such plan in satisfaction of withholding or similar taxes payable by any present or former officer, employee, director or member of management.

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Section 6.11 Consolidated Leverage Ratio.   As of the last day of each fiscal quarter commencing with the fiscal quarter ending on March 31, 2020 and thereafter, in the case of the Borrower, permit the Consolidated Leverage Ratio to exceed 4.50:1.00.

Section 6.12 Consolidated Fixed Charge Coverage Ratio.  In the case of the Borrower, permit the Consolidated Fixed Charge Coverage Ratio as of the last day of each fiscal quarter commencing with the fiscal quarter ending on June 30, 2020 to be less than 2.50:1.00; provided, that until such time that the Borrower no longer maintains an Investment Grade Rating, the requirements of this Section 6.12 shall not apply for all purposes of this Agreement (including for purposes of any other provision that references this Section 6.12).

Section 6.13 Sanctions.  The Borrower will not (A) knowingly engage in, or permit any Subsidiary to engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is, or whose government is, the subject of Sanctions or (B) directly or indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available to any Subsidiary, joint venture partner or other Person such extensions of credit or proceeds, (i) to fund any activities or businesses of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating under this Agreement, whether as underwriter, advisor, investor, or otherwise) or any Anti-Corruption Laws.

Article VII

EVENTS OF DEFAULT

In case of the happening of any of the following events (“Events of Default’’):

(a)         any representation or warranty made or deemed made in or in connection with any Loan Document or Loan hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b)       default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)        default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d)       default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Section 5.01(a) or in Article VI;

(e)       default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied (i) for a period of 10 Business Days after notice thereof from the Administrative Agent to the Borrower in the case of Sections 5.04(a), 5.04(b), 5.04(c) or  5.05(a) or (ii) for a period of 30 days after notice from the Administrative Agent to the Borrower in all other cases;

(f)          the Borrower shall (i) fail to pay any principal or interest due in respect of any Indebtedness (other than in respect of the Loans) in an aggregate principal amount (or, with respect to any

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Hedging Agreement, the Termination Value) in excess of $50,000,000, when and as the same shall become due and payable by the Borrower, after taking into account all applicable notice, grace or cure periods or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness (other than in respect of the Loans) in an aggregate principal amount (or, with respect to any Hedging Agreement, the Termination Value) in excess of $50,000,000, if the effect of such failure or event referred to in this clause (ii) is to cause such Indebtedness to become due prior to its stated maturity or, with respect to a Hedging Agreement, such Hedging Agreement to be terminated;

(g)       an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, or of a substantial part of the property or assets of the Borrower, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, or for a substantial part of the property or assets of the Borrower, or (iii) the winding‑up or liquidation of the Borrower; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)       the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the property or assets of the Borrower, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i)       one or more judgments for the payment of money in an aggregate amount  (net of any amounts paid or fully covered by independent third party insurance as to which the relevant insurance company does not dispute coverage) in excess of $50,000,000 shall be rendered against the Borrower, and the same shall remain undischarged for a period of 90 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall levy upon assets or properties of the Borrower to enforce any such judgment and such levy has not been effectively stayed within 10 days;

(j)         a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 430 of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to Section 5.06, the Administrative Agent shall have notified the Borrower in writing that (i) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan or the PBGC and that such events or conditions, together with all other events or conditions described in this clause (j), if any, could reasonably be expected to have a Material Adverse Effect and (ii) as a result thereof an Event of Default exists hereunder; or (x) a trustee shall be appointed by a United States District Court to administer any such Plan or Plans or (y) the PBGC shall institute proceedings to terminate any Plan or Plans, and in each case of this clause (j), such event, together with all other such events or conditions described in this clause (j), if any, could reasonably be expected to have a Material Adverse Effect;

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(k)       (i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan and (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and in each case of this clause (k), such event or condition, together with all other such events or conditions described in this clause (k), if any, could reasonably be expected to have a Material Adverse Effect;

(l)        the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of Title IV of ERISA, and in each case of this clause (l), such event or condition, together with all other such events or conditions described in this clause (l), if any, could reasonably be expected to have a Material Adverse Effect; or

(m)      there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in clause (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Article VIII
THE AGENT

Section 8.01 Appointment.  Each of the Lenders hereby irrevocably designates and appoints the Administrative Agent named herein to act on its behalf as the Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes the Administrative Agent named herein, as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.  Any reference to the Administrative Agent in this Article VIII shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.

Section 8.02 Delegation of Duties.  The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrative Agent

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shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care, provided that this Section 8.02 shall not be construed to relieve such agents or attorneys-in-fact from liability.

Section 8.03 Exculpatory Provisions.  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned directly by its or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower to perform its obligations hereunder or thereunder.  The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

Section 8.04 Reliance by the Administrative Agent.

(a)       The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, email, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Documents, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)        For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

(c)          The Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

Section 8.05 Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, it shall

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promptly give notice thereof to the other Lenders (and if the notice comes from any other Lender, to the Borrower).  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, when expressly required hereby, all the Lenders), provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

Section 8.06 Non-Reliance on the Administrative Agent and Other Lenders.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, subsidiaries or Affiliates.  Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its directors, officers, agents or employees to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its respective directors, officers, agents or employees.

Section 8.07  Indemnification.  The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Pro Rata Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents, reports or other information provided to the Administrative Agent or any Lender or contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent’s bad faith, gross negligence or willful misconduct.  The agreements in this Section 8.07 shall survive the payment of the Obligations and the termination of this Agreement.

Section 8.08  The Administrative Agent in Its Individual Capacity.  The Administrative Agent and its respective subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any

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kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder.  With respect to any Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.  The relationship between the Administrative Agent and the Lenders, and the relationship among the Lenders, is not intended by the parties to create, and shall not create, any trust, joint venture or partnership relation between them.

Section 8.09  Resignation of the Administrative Agent; Successor Administrative Agent.  Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign as the Administrative Agent at any time by giving notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed).  If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the Administrative Agent’s giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, (ii) all payments, and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly and (iii) all determinations provided to be made by the Administrative Agent shall instead be made by the Required Lenders, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder without any other or further act or deed on the part of such retiring Administrative Agent or any other Lender.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article VIII and Section 9.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.  If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.

Section 8.10  Other Agents, Arrangers and Managers.  None of the Persons identified on the facing page, in the preamble of this Agreement or on the signature pages of this Agreement as a “syndication agent,” “documentation agent,” “sole bookrunner” or “sole lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity.  Without limiting the foregoing, none of the Persons so identified shall in such capacity have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 8.11   [Reserved]

Section 8.12   Certain ERISA Matters.  (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative

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Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)           such Lender is not using "plan assets" (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the loans, advances or the Commitments,

(ii)          the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender's entrance into, participation in, administration of and performance of the obligations of such Lender in respect of the loans, advances, the Commitments and this Agreement, or

(iii)         (A) such Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the obligations of such Lender in respect of the loans, advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the obligations of such Lender in respect of the loans, advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance of the obligations of such Lender in respect of the loans, advances, the Commitments and this Agreement.

(b)           In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent, the Arranger or their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

Article IX
MISCELLANEOUS

Section 9.01 Notices.  Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing (for purposes hereof, the term “writing” shall include information in electronic format such as electronic mail, telecopy and internet web pages), or by telephone subsequently confirmed in writing.  Any notice shall be effective if delivered by hand delivery or sent via electronic mail, posting on an internet web page, telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by electronic mail, posting on an internet web page, telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested.  A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of

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a discrepancy with or failure to receive a confirming written notice.  Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing:

(a)        if to the Borrower, at 1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850, Attention of General Counsel at simone.wu@choicehotels.com and contracts@choicehotels.com, with a copy to the Chief Financial Officer of the Borrower at dominic.dragisich@choicehotels.com and maria.uy@choicehotels.com;

(b)       if to the Administrative Agent, to Wells Fargo Bank, National Association, at MAC D1109-019, 1525 West W.T. Harris Blvd., Charlotte, NC 28262, Attention of: Syndication Agency Services, Telephone No.: (704) 590-2706, Facsimile No.: (844) 879-5899, with copies to Wells Fargo Bank, National Association, 7475 Wisconsin Avenue, Suite 400, Bethesda, MD 20814, Attention of Katherine Marcotte; and

(c)        if to a Lender, to it at its address (or facsimile number) set forth in Schedule 2.01 or in the Assignment and Acceptance or accession agreement executed and delivered in accordance with Section 2.28(a) pursuant to which such Lender became a party hereto.

Except as otherwise provided in Section 9.14(c), all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

Section 9.02 Survival of Agreement.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Administrative Agent or the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and so long as the Commitments have not been terminated.

Section 9.03 Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower may not assign or delegate its rights or obligations hereunder or any interest herein without the prior consent of all the Lenders.

Section 9.04 Successors and Assigns.

(a)        Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)        Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) such assignment shall be subject to the consent of the Borrower and the Administrative Agent as set forth in the definition of “Eligible Assignee”, (ii) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of all of a Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the

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date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and the amount of the Commitment of such Lender remaining after such assignment shall not be less than $5,000,000 or shall be zero, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 for the account of the Administrative Agent (provided, however, that (A) no such fee shall be payable in the case of an assignment to a Lender Affiliate and (B) the Administrative Agent shall have the right to waive such fee in its sole discretion) and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.  Upon acceptance and recording pursuant to Section 9.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lenders rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19, 2.20 and 9.05, as well as to any fees accrued for its account hereunder and not yet paid)). If the consent of the Borrower is required pursuant to this Section 9.04, and the Borrower does not respond to the Administrative Agent’s request for consent within five (5) Business Days of the receipt of such request, the consent shall be deemed given.  Notwithstanding the foregoing, no such assignment will be made by any Lender to any Defaulting Lender or any of their respective Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this sentence.

(c)        By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)         The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each Person whose

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name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s information), at any reasonable time and from time to time upon reasonable prior notice.

(e)         Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with (i) an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), (ii) if applicable, the processing and recordation fee referred to in Section 9.04(b) and (iii) if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (A) accept such Assignment and Acceptance, (B) record the information contained therein in the Register and (C) give prompt notice thereof to the Lenders.

(f)         Each Lender may without the consent of or notice to the Borrower, the Administrative Agent or any other Lender sell participations to one or more banks or other entities (excluding any natural person, a holding company, investment vehicle or trust for, or owned or operated for, the primary benefit of a natural person, Defaulting Lender or Affiliate of a Defaulting Lender, the Borrower or any Affiliate or Subsidiary of the Borrower) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it) in a minimum gross amount of $5,000,000 per participating bank or entity; provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.17, 2.18, 2.19, 2.20 and 9.06 to the same extent as if they were Lenders but not in excess of those cost protections to which the Lender from which it purchased its participation would be entitled to under Sections 2.17, 2.18, 2.19, 2.20 and 9.06 and (iv) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender (and shall not be required to deal with any participating bank or other entity, notwithstanding any other provision contained herein) in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder to such Lender, increasing the Commitment of such Lender or decreasing the amount of principal of or the rate at which interest is payable on the Loans of such Lender, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans of such Lender).

(g)         Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to preserve the confidentiality of such confidential information.

(h)         Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement, including in favor of the Federal Reserve Bank; provided, however, that no such assignment shall release a Lender from any of its obligations hereunder.

(i)           In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata

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share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Pro Rata Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(j)        Upon notice to the Borrower from the Administrative Agent or any Lender of the loss, theft, destruction or mutilation of any Lender’s promissory note, the Borrower will execute and deliver, in lieu of such original promissory note, a replacement promissory note, identical in form and substance to, and dated as of the same date as, the promissory note so lost, stolen or mutilated, subject to delivery by such Lender to the Borrower of an affidavit of lost note and indemnity in customary form.  Upon the execution and delivery of the replacement promissory note, all references herein or in any of the other Loan Documents to the lost, stolen or mutilated promissory note shall be deemed references to the replacement promissory note.

Section 9.05 Expenses; Indemnity.

(a)        The Borrower agrees to pay all reasonable and documented out-of-pocket expenses (i) incurred by each of the Administrative Agent, the Arranger and their Affiliates in connection with the preparation of this Agreement and the other Loan Documents delivered on the Closing Date and the syndication of the facilities provided for herein (whether or not the transactions hereby contemplated shall be consummated), (ii) incurred by the Administrative Agent in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions thereby contemplated shall be consummated), including without limitation, all costs related to  electronic or internet distribution of information hereunder or (iii) incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights (as such rights may relate to the Borrower or any Restricted Subsidiary) in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, in each case including the reasonable and documented out-of-pocket fees and disbursements of the Administrative Agent, and, in connection with any “work-out” or any enforcement or protection of the rights of the Lenders or the Administrative Agent hereunder, any other counsel for the Administrative Agent and counsel for any Lender; provided, however, that in connection with any one such action or any separate but substantially similar or related actions in the same jurisdiction, the Borrower shall not be liable for the fees and expenses of more than one counsel to the Administrative Agent (along with one local counsel in each applicable jurisdiction) and one separate counsel to the Lenders (along with one local counsel in each applicable jurisdiction), unless there shall exist an actual conflict of interest among such Persons, and in such case, not more than one additional counsel to the affected parties (along with one additional local counsel in each applicable jurisdiction).

(b)        The Borrower agrees to indemnify the Administrative Agent, each Lender, the Arranger, the Syndication Agent, the Documentation Agent and their respective affiliates and the respective directors, officers, employees and agents of each of the foregoing (each such Person, an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, obligations, actions or causes of action brought by a third party, settlement payments and related expenses, including reasonable and documented out-of-pocket counsel fees and expenses, incurred, suffered, sustained or required to be paid by or asserted against any Indemnitee by reason of or resulting from or in connection with any claim, litigation, investigation or proceeding (regardless of whether any Indemnitee is a party thereto) in any way related to (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or (ii) the use of the proceeds of the Loans; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final

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and nonappealable judgment to have resulted from (1) the gross negligence or willful misconduct of such Indemnitee or (2) the breach in bad faith by such Indemnitee of such Indemnitee’s obligations under any Loan Document, (y) arise out of any claim or action that does not involve an act or omission of the Borrower or any of its Subsidiaries and that is brought by an Indemnitee against any other Indemnitee (other than any claim or action against any Indemnitee in its capacity or in fulfilling its role as the Administrative Agent or the Arranger under this Agreement) or (z) constitute amounts in respect of Excluded Taxes other than taxes arising from any non-tax claim.  In the case of any claim, litigation, investigation or proceeding to which the indemnity in this Section 9.05(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or any Indemnitee (subject to the proviso in the preceding sentence), whether or not any Indemnitee is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated.  Promptly after receipt by an Indemnitee of notice of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such Person shall notify the Borrower of such complaint or of the commencement of such action or proceeding, but failure so to notify the Borrower will relieve the Borrower from any liability which the Borrower may have hereunder only if and to the extent that such failure results in the forfeiture by the Borrower of substantial rights and defenses, and shall not in any event relieve the Borrower from any other obligation or liability that the Borrower may have to any Indemnitee otherwise than under this Agreement.  If the Borrower so elects or is requested by such Indemnitee, the Borrower shall assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of the reasonable fees and disbursements of such counsel.  In the event, however, such Indemnitee reasonably determines in its judgment that having common counsel would present such counsel with a conflict of interest or if the defendant in, or targets of, any such action or proceeding include both the Indemnitee and the Borrower, and such Indemnitee reasonably concludes that there may be legal defenses available to it or other Indemnitees that are different from or in addition to those available to the Borrower or if the Borrower fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such Indemnitee, in either case in a timely manner, then the Indemnitee may employ separate counsel to represent or defend it in any such action or proceeding and the Borrower shall pay the reasonable fees and disbursements of such counsel. In any action or proceeding the defense of which the Borrower assumes, the Indemnitee shall have the right to participate in such litigation and to retain its own counsel at the Indemnitee’s own expense.  The Borrower further agrees that it shall not, without the prior written consent of the Indemnitee, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not an Indemnitee is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes (i) an unconditional release of each Indemnitee hereunder from all liability arising out of such claim, action, suit or proceeding or (ii) a covenant not to sue each Indemnitee, or another similar alternative which is consented to by each Indemnitee party to such claim, action, suit or proceeding, which covenant not to sue or other approved alternative has the effect of an unconditional release of each Indemnitee hereunder from all liability arising out of such claim, action, suit or proceeding.

(c)        The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Arranger or any Lender.  All amounts due under this Section 9.05 shall be payable upon written demand therefor.

Section 9.06 Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding trust accounts) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the Obligations held by such Lender which are then due and owing, irrespective of whether or not such Lender shall have made any demand under this Agreement and

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although such obligations may be unmatured.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have (it being assumed for purposes of this Section 9.06 that such Lender shall convert any amount so setoff into the relevant currency on the date of such setoff).  Notwithstanding the foregoing, if any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.27(b) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 9.07 Applicable Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600 (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

Section 9.08 Waivers; Amendment.

(a)         No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)         Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Borrower, in each case with the consent of the Required Lenders; provided, however, that (subject to Section 2.28 in the case of Permitted Amendments) no such agreement shall (i) other than as provided in Section 2.17(a), decrease the principal amount of, or extend (other than as contemplated in Section 2.16) the maturity of or any scheduled principal payment date or date for the payment of any interest on, any Loan or fees, or waive or excuse any such payment or any part thereof, or decrease any fees or the rate of interest on any Loan (other than (A) interest or fees arising in connection with the occurrence of an Event of Default,  or (B) the fee described in Section 9.04(b)), without, in each case, the prior written consent of each Lender affected thereby, (ii) increase any Commitment without the prior written consent of the Lender holding such Commitment (it being understood that a waiver of any Default or Event of Default shall not constitute such an increase), (iii) release the Borrower from its obligations under the Loan Documents without the written consent of each Lender, or (iv) amend or modify the provisions of Section 2.11(b), the provisions of this Section 9.08(b), the definition of the “Required Lenders”, any other provision of this Agreement that expressly provides that the consent of all Lenders is required or any other provisions requiring payment to be made for the ratable account of the Lenders, without, in each case, the prior written consent of each affected Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the

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Administrative Agent hereunder without the prior written consent of the Administrative Agent.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(c)        Anything herein to the contrary notwithstanding, but subject to Section 2.17(a) and (c), if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or the other Loan Documents or an inconsistency between a provision of this Agreement and/or a provision of the other Loan Documents, the Administrative Agent and the Borrower shall be permitted to amend such provision to cure such ambiguity, omission, mistake, defect or inconsistency, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the Required Lenders do not provide the Administrative Agent with written notice of objection to such amendment within ten Business Days following receipt of notice thereof.

(d)        Notwithstanding anything to the contrary in this Section 9.08, the Administrative Agent and the Borrower may, without the consent of any Lender, (x) enter into amendments or modifications to this Agreement or any of the other Loan Documents or (y) enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents, in each case, as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 2.17(c) in accordance with the terms of Section 2.17(c).

(e)          (i)  If the Required Lenders (as defined in the Revolving Credit Agreement) agree in writing to amend, modify, waive or restate any of the terms of the Revolving Credit Agreement relating to reporting requirements, representations and warranties, affirmative covenants, negative covenants, financial covenants, changes in GAAP, events of default and associated definitions (the “Revolving Credit Agreement Provisions”) (which may include a written waiver of an existing actual or potential default or event of default that is intended to be eliminated by such amendment, modification, waiver or restatement) (each of the foregoing, a “Revolving Credit Agreement Modification”), then (A) except to the extent such Lender has provided written notice to the Borrower that the terms of this Section 9.08(e)(i)(A) do not apply to such Lender’s agreement to such Revolving Credit Agreement Modification, any Lender that is also (or whose Affiliate is) a “Lender” under the Revolving Credit Agreement who affirmatively agreed to such Revolving Credit Agreement Modification shall be deemed to have consented to a corresponding amendment, modification, waiver or restatement of the terms of this Agreement corresponding to the Revolving Credit Agreement Provisions amended, modified, waived or restated by the Revolving Credit Agreement Modification (a “Corresponding Modification”) and (B) if the Lenders described in clause (A) above constitute the Required Lenders, then, unless the Borrower notifies the Administrative Agent that this Agreement shall not require a Corresponding Modification, simultaneously with the effectiveness of such Revolving Credit Agreement Modification, the applicable provisions of this Agreement shall be deemed automatically amended, modified or restated, or such waiver, consent or approval granted, pursuant to a Corresponding Modification in a manner consistent with the Revolving Credit Agreement Modifications under the Revolving Credit Agreement.  If requested by the Borrower or the Administrative Agent, the Borrower, the Administrative Agent and each approving Lender (including any Lender deemed to have approved as described above) shall execute and deliver a written amendment to, restatement of, or waiver, consent or approval under, this Agreement memorializing such modification, restatement, waiver, consent or approval.  Notwithstanding anything to the contrary in this subsection, the terms of this subsection shall not apply to any

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modification, restatement, waiver, consent or approval regarding any of the matters described in Section 9.08(b).

(ii)   At any time that the Administrative Agent is not a “Lender” under the Revolving Credit Agreement, the Borrower agrees to provide the Administrative Agent with (x) a copy of all draft documents distributed to the “Lenders” under the Revolving Credit Agreement with respect to the Revolving Credit Agreement Modification promptly upon such distribution and (y) a final, executed copy of each document in respect of each Revolving Credit Agreement Modification.

Section 9.09 Entire Agreement.  This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof.  Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.10 Waiver of Jury Trial; Consequential and Punitive Damages.  Each party hereto hereby waives, to the fullest extent permitted by applicable law, (a) any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents and (b) any claims for punitive damages (to the extent such claims arise from the use of proceeds of the Loans for the purpose of acquisitions).  Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.10.  Further, the Borrower hereby agrees not to assert any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Loans, the Loan Documents or any of the transactions contemplated by the Loan Documents.

Section 9.11 Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good‑faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.12 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email (with the executed counterpart of the signature page attached to the email in PDF format or similar format) shall be effective as delivery of an original executed counterpart of this Agreement.

Section 9.13 Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.14  Jurisdiction; Consent to Service of Process; Judgment Currency.

(a)        Each of the Borrower, the Lenders and the Administrative Agent hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the County and City of New York, and any

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appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

(b)             Each of the Borrower, the Lenders and the Administrative Agent hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)              The Borrower and each other party hereto consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d)              If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so under applicable law, that the rate of exchange used shall be the spot rate at which in accordance with normal banking procedures the first currency could be purchased in New York City with such other currency by the Person obtaining such judgment on the Business Day preceding that on which final judgment is given.

(e)               The parties hereto agree, to the fullest extent that they may effectively do so under applicable law, that the obligations of the Borrower to make payments in any currency of the principal of and interest on the Loans of the Borrower and any other amounts due from the Borrower hereunder to the Administrative Agent as provided in Sections 2.03(a) (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, in any currency other than the relevant currency, except to the extent that such tender or recovery shall result in the actual receipt by the Administrative Agent at its relevant office on behalf of the Lenders of the full amount of the relevant currency expressed to be payable in respect of the principal of and interest on the Loans and all other amounts due hereunder (it being assumed for purposes of this clause (i) that the Administrative Agent will convert any amount tendered or recovered into the relevant currency on the date of such tender or recovery), (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the relevant currency the amount, if any, by which such actual receipt shall fall short of the full amount of the relevant currency so expressed to be payable and (iii) shall not be affected by an unrelated judgment being obtained for any other sum due under this Agreement.

Section 9.15 Confidentiality.  Unless otherwise agreed to in writing by the Borrower, each of the Administrative Agent and the Lenders hereby agrees to keep all Proprietary Information (as defined below) confidential and not to disclose or reveal any Proprietary Information to any Person other than the Administrative Agent’s, such Lender’s and their respective Affiliates’ directors, officers, employees, Affiliates, attorneys, accountants, consultants and agents and to actual or potential assignees and participants (subject to Section 9.04(g) in the case of disclosure to actual or potential assignees and participants) and actual or potential counterparties (or advisors) to any swap or derivatives transaction, and then, in each case, only to such Persons who need to know such Proprietary Information in connection with the transactions contemplated hereby, if they are informed of the confidential nature of such Proprietary Information and directed to observe the confidentiality obligations of this paragraph as if they were parties hereto; provided, however, that the Administrative Agent or any Lender may disclose Proprietary Information (a) as required by law, rule,

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regulation or judicial process (in which case, such disclosing party shall, to the extent permitted by law, inform the Borrower promptly in advance thereof), (b) as requested or required by any state or Federal or foreign authority or examiner regulating banks or banking, (c) subject to appropriate confidentiality protections for the benefit of the Borrower, in any legal proceedings between the Administrative Agent or such Lender and the Borrower arising out of this Agreement, (d) on a confidential basis to any rating agency in connection with rating the Borrower or its Subsidiaries or the Loans or (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder.  For purposes of this Agreement, the term “Proprietary Information” shall include all information about the Borrower or any of their Affiliates which has been furnished by or on behalf of the Borrower or any of its Affiliates, whether furnished before or after the date hereof, and regardless of the manner in which it is furnished; provided, however, that Proprietary Information does not include information which (w) is independently developed by a Lender or its Affiliate, (x) is or becomes generally available to the public other than as a result of a disclosure by the Administrative Agent or any Lender not permitted by this Agreement, (y) was obtained or otherwise became available to the Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure to the Administrative Agent or such Lender by the Borrower or any of its Affiliates or (z) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a Person other than the Borrower or its Affiliates who, to the best knowledge of the Administrative Agent or such Lender, as the case may be, is not otherwise bound by a confidentiality agreement with the Borrower or any of its Affiliates, or is not otherwise prohibited from transmitting the information to the Administrative Agent or such Lender.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.  Notwithstanding any other provision in this Agreement or any other Loan Document to the contrary, (x) the parties hereby agree that each party (and each employee, representative, or other agent of each party) may each disclose to any and all persons, without limitation of any kind, the United States tax treatment and United States tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to each party relating to such United States tax treatment and United States tax structure and (y) the Administrative Agent may disclose the identity of any Defaulting Lender to the other Lenders and the Borrower if requested by any Lender or the Borrower.

Section 9.16  Rights and Remedies Cumulative; Non-Waiver; etc.  The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.  No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

Section 9.17 USA Patriot Act.  The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Administrative Agent and each such Lender to identify the Borrower in accordance with the PATRIOT Act.

Section 9.18 No Fiduciary Duties.  The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Administrative Agent, any Lender or any Affiliate thereof, on the one hand, and the

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Borrower, its stockholders or its Affiliates, on the other.  The Borrower agrees that the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions.  The Borrower agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  The Borrower acknowledges that the Administrative Agent, the Lenders and their respective Affiliates may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Borrower may regard as conflicting with its interests and may possess information (whether or not material to the Borrower) other than as a result of (x) the Administrative Agent acting as administrative agent hereunder or (y) the Lenders acting as lenders hereunder, that the Administrative Agent or any such Lender may not be entitled to share with the Borrower.  Without prejudice to the foregoing, the Borrower agrees that the Administrative Agent, the Lenders and their respective Affiliates may (a) deal (whether for its own or its customers’ account) in, or advise on, securities of any Person, and (b) accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with other Persons in each case, as if the Administrative Agent were not the Administrative Agent and as if the Lenders were not Lenders, and without any duty to account therefor to the Borrower.  The Borrower hereby irrevocably waives, in favor of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Lenders and the Arranger, any conflict of interest which may arise by virtue of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Arranger and/or the Lenders acting in various capacities under the Loan Documents or for other customers of the Administrative Agent, the Arranger or any Lender as described in this Section 9.18.

Section 9.19  [Reserved]

Section 9.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder or under any other Loan Document which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)         the effects of any Bail-In Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected  Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability  in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 9.21 Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall

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Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)          In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)         As used in this Section 9.21, the following terms have the following meanings:

(i)         “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.

(ii)           “Covered Entity” means any of the following:

(A)        a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)          “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)          “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Borrower, the Administrative Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

CHOICE HOTELS INTERNATIONAL, INC.,
a Delaware corporation
By:	/s/ Dominic E. Dragisich
Name: Dominic E. Dragisich
Title: Chief Financial Officer

CREDIT AGREEMENT

CHOICE HOTELS INTERNATIONAL, INC.

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ADMINISTRATIVE AGENT AND LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender
By:	/s/ Katherine A. Marcotte
Name: Katherine A. Marcotte
Title: Senior Vice President

CREDIT AGREEMENT

CHOICE HOTELS INTERNATIONAL, INC.

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LENDER:

TRUIST BANK, as Lender

By:	/s/ Matthew J. Davis
Name: Matthew J. Davis
Title: Senior Vice President

CREDIT AGREEMENT

CHOICE HOTELS INTERNATIONAL, INC.

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LENDER:

JPMORGAN CHASE BANK, N.A.,
as Lender
By:	/s/ Suzanne Ergastolo
Name: Suzanne Ergastolo
Title: Executive Director

CREDIT AGREEMENT

CHOICE HOTELS INTERNATIONAL, INC.

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LENDER:

U.S. BANK NATIONAL ASSOCIATION,
as Lender
By:	/s/ Steven L. Sawyer
Name: Steven L. Sawyer
Title: Senior Vice President

CREDIT AGREEMENT

CHOICE HOTELS INTERNATIONAL, INC.

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LENDER:

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as Lender
By:	/s/ Knight D. Kieffer
Name: Knight D. Kieffer
Title: Managing Director

CREDIT AGREEMENT

CHOICE HOTELS INTERNATIONAL, INC.

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LENDER:

GOLDMAN SACHS BANK USA,
as Lender
By:	/s/ Annie Carr
Name: Annie Carr
Title: Authorized Signatory

CREDIT AGREEMENT

CHOICE HOTELS INTERNATIONAL, INC.

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Schedule 2.01

Commitments

Lender	Commitment	Applicable Percentage
Wells Fargo Bank, National Association	$122,917,500.00	49.167000000%
Truist Bank	$40,000,000.00	16.000000000%
JPMorgan Chase Bank, N.A.	$31,250,000.00	12.500000000%
U.S. Bank National Association	$20,832,500.00	8.333000000%
Fifth Third Bank, National Association	$20,000,000.00	8.000000000%
Goldman Sachs Bank USA	$15,000,000.00	6.000000000%
Total	$250,000,000.00	100.000000000%

SCHEDULES TO CREDIT AGREEMENT

CHOICE HOTELS INTERNATIONAL, INC.

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Schedule 6.02

Existing Liens

None.

SCHEDULES TO CREDIT AGREEMENT

CHOICE HOTELS INTERNATIONAL, INC.

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EXHIBIT A-1

to

Senior Unsecured Credit Agreement

dated as of April 16, 2020

by and among

Choice Hotels International, Inc.,

as Borrower,

the Lenders party thereto

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF BORROWING

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NOTICE OF BORROWING

Dated as of: _____________

Wells Fargo Bank, National Association

  as Administrative Agent

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Telephone: (704) 590-2706

Fax: (844) 879-5899

Email:  kevin.kawand@wellsfargo.com

Ladies and Gentlemen:

              This irrevocable Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Senior Unsecured Credit Agreement dated as of April 20, 2020 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Choice Hotels International, Inc., a Delaware corporation (the “Borrower”), the Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

              1.              The Borrower hereby requests that the Lenders make a Loan to the Borrower in the aggregate principal amount of $___________.

              2.              The Borrower hereby requests that the Loan requested herein be made on the following Business Day: _____________________.1

              3.              The Borrower hereby requests that the Loan bear interest at the following interest rate, plus the Applicable Percentage, as set forth below:

Interest Rate[2]	Interest Period[3]	Termination Date for Interest Period (if applicable)

              4.              The Borrower hereby directs the Administrative Agent to disburse the proceeds of the Loan to the Borrower’s Account.

              5.              All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

____________________________

1 Complete with a Business Day in accordance with Section 2.02 of the Credit Agreement.

2 Indicate Alternate Base Rate or Adjusted LIBO Rate.

3 Include for Eurodollar Loans only.  May be one, two, three or six months.

86

              6.              Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

87

               IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the ____ day of ________________, ____.

                                                                                          Choice Hotels International, Inc.

              By:

              Name:

              Title:

88

EXHIBIT A-2

to

Senior Unsecured Credit Agreement

dated as of April 16, 2020

by and among

Choice Hotels International, Inc.,

as Borrower,

the Lenders party thereto

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF ACCOUNT DESIGNATION

89

NOTICE OF ACCOUNT DESIGNATION

Dated ______________

Wells Fargo Bank, NA (formerly Wachovia Bank, NA)

1525 W WT Harris Blvd.

Charlotte, NC 28262-0680

Attn: Syndication Agency Services

Ladies and Gentlemen:

              This Notice of Account Designation is delivered to you in connection with the Senior Unsecured Credit Agreement, dated as of April 16, 2020 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Choice Hotels International, Inc., a Delaware corporation, the financial institutions party thereto as lenders, and Wells Fargo Bank, N.A, as administrative agent (the “Administrative Agent”).

1. The Administrative Agent is hereby authorized to disburse all Loan (as defined in the Credit Agreement) proceeds into the following account:

                                          Bank Name:

                                          ABA Routing Number:

                                          Account Number:

                                          Account Name:

              2. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

90

   In witness whereof, the undersigned has executed this Notice of Account Designation this __ day of  ______________, 2020.

CHOICE HOTELS INTERNATIONAL, INC.

Signature: ________________________________

Name: ________________________

Title: ________________________

91

EXHIBIT A-3

to

Senior Unsecured Credit Agreement

dated as of April 16, 2020

by and among

Choice Hotels International, Inc.,

as Borrower,

the Lenders party thereto

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF PREPAYMENT

92

NOTICE OF PREPAYMENT

Dated as of: _____________

Wells Fargo Bank, National Association

  as Administrative Agent

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Telephone: (704) 590-2706

Fax: (844) 879-5899

Email:  [____________]

Ladies and Gentlemen:

              This Notice of Prepayment is delivered to you under Section 2.03(b) of the Senior Unsecured Credit Agreement dated as of April 16, 2020 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Choice Hotels International, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

               1.              The Borrower hereby provides notice to the Administrative Agent that it shall repay the following [ABR Loans] [and/or] [Eurodollar Loans] ____________________.1

              2.              The Borrower shall repay the above-referenced Loans on the following Business Day: _______________.2

              3.              This Notice of Prepayment is contingent upon _______________________.3

4.              Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

____________________________

1 Complete with an amount in accordance with Section 2.03(b) of the Credit Agreement.

2 Complete with a Business Day that provides at least four (3) Business Days’ notice to the Administrative Agent with respect to Eurodollar Loans and notice received no later than 2:00 P.M. Eastern Time on the proposed date of repayment with respect to ABR Loans.

3 Include if prepayment is contingent on the consummation of an anticipated transaction.

93

    IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the ____ day of _______, ____.

                                                                               Choice Hotels International, Inc.

                                                                                    By:______________________________

                                                                                    Name:_________________________

                                                                                    Title:__________________________

94

EXHIBIT A-4

to

Senior Unsecured Credit Agreement

dated as of April 16, 2020

by and among

Choice Hotels International, Inc.,

as Borrower,

the Lenders party thereto

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF NOTICE OF CONVERSION/CONTINUATION

95

NOTICE OF CONVERSION/CONTINUATION

Dated as of: _____________

Wells Fargo Bank, National Association

  as Administrative Agent

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Telephone: (704) 590-2706

Fax: (844) 879-5899

Email:  [____________]

Ladies and Gentlemen:

              This irrevocable Notice of Conversion/Continuation (the “Notice”) is delivered to you under Section 2.10 of the Senior Unsecured Credit Agreement dated as of April 16, 2020 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Choice Hotels International, Inc., a Delaware corporation (the “Borrower”), the Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

              1.           This Notice is submitted for the purpose of:  (Check one and complete applicable information in accordance with the Credit Agreement.)

                             Converting all or a portion of an ABR Loan into a Eurodollar Loan

                             (a)              The aggregate outstanding principal balance of such Loan is $_______________.

                            (b)              The principal amount of such Loan to be converted is $_______________.

                             (c)              The requested effective date of the conversion of such Loan is _______________.

                            (d)              The requested Interest Period applicable to the converted Loan is _______________.

                              Converting all or a portion of a Eurodollar Loan into an ABR Loan

                            (a)              The aggregate outstanding principal balance of such Loan is $_______________.

                             (b)              The last day of the current Interest Period for such Loan is _______________.

                            (c)              The principal amount of such Loan to be converted is $_______________.

                             (d)              The requested effective date of the conversion of such Loan is _______________.

                             Continuing all or a portion of a Eurodollar Loan as a Eurodollar Loan

                            (a)              The aggregate outstanding principal balance of such Loan is $_______________.

                             (b)              The last day of the current Interest Period for such Loan is _______________.

96

                           (c)               The principal amount of such Loan to be continued is $_______________.

                            (d)              The requested effective date of the continuation of such Loan is _______________.

                            (e)              The requested Interest Period applicable to the continued Loan is _______________.

               2.               All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied or waived to the date of such Loan.

              3.              Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

97

     IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the ____ day of __________, ____.

               CHOICE HOTELS INTERNATIONAL, INC.

                                                                                       By:______________________________

                                                                                       Name:____________________________

                                                                                       Title:_____________________________

98

EXHIBIT B

to

Senior Unsecured Credit Agreement

dated as of April 16, 2020

by and among

Choice Hotels International, Inc.,

as Borrower,

the Lenders party thereto

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF ADMINISTRATIVE QUESTIONNAIRE

99

ADMINISTRATIVE DETAILS FORM

Please return to Wells Fargo Securities, LLC

–        Andrew Francis (andrew.d.francis@wellsfargo.com)

–       Maggie Tsan (admindetailsforms@wellsfargo.com)

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly.  If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information:

                            Signing Credit Agreement:                              Yes                             No

                           Coming in via Assignment:                              Yes                             No

Type of Lender:

(Please specify: Bank, Asset Manager, Broker/Dealer, CLO/CDO, Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle or Other)

Taxpayer ID Number:               ____________________________

MEI Number:                            ____________________________

Foreign Entity:                          Yes                             No ________

If yes, please complete and return appropriate FOREIGN IRS Form (usually Form W-8BEN-E or W-ECI) as well as provide SWIFT Code for Patriot Act certification purposes and fill out the 2 below fields:

SWIFT_________________________
Country of Origin ________________

FOR INTERNAL PURPOSES ONLY (FOREIGN INSTITUTIONS)

Patriot Act Certification Effective Date:    _______________________

Patriot Act Certification Expiration Date:  _______________________

100

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.
	Primary Credit Contact	Secondary Credit Contact
Name:
Title:
Address:

Telephone:
Facsimile:
E-Mail:

	Primary Operations Contact	Secondary Operations Contact
Name:
Title:
Address:

Telephone:
Facsimile:
E-Mail:

	Primary L/C Contact	Secondary L/C Contact
Name:
Title:
Address:

Telephone:
Facsimile:
E-Mail:

Electronic Distribution Contact Information
Name:	Address:
Title:	Telephone:
Address:	E-Mail:

101

Lender’s Domestic Wire Instructions
Bank Name:
City and State:
ABA/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:

Lender’s Foreign Wire Instructions (please include wiring instructions for EACH currency as applicable)
Bank Name:
ABA/Routing No.:
Account Name:
Account No.:
FFC Account Name:
FFC Account No.:
Attention:
Reference:
SWIFT:
Country of Origin:

                                           hereby authorizes Wells Fargo Bank to rely on the payment instructions contained in this Administrative Details Form.

By: _____________________________

Its:______________________________

102

TAX REPORTING INFORMATION (PLEASE REVIEW THE INFORMATION BELOW AND SUBMIT THE APPROPRIATE IRS TAX FORM ALONG WITH THIS COMPLETED ADMINISTRATIVE DETAILS QUESTIONNAIRE).

Tax Documents

U.S. DOMESTIC INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

☐   Attach Form W-9 for current Tax Year

☐      Confirm Tax ID Number:

FOREIGN INSTITUTIONS:

I. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution:

a.) Form W-8BEN-E (Certificate of Entities Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)),

b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business),

c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN-E for certain institutions claiming the benefits of a tax treaty with the U.S. Please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

☐     Attach Form W-8 for current Tax Year

☐    Confirm Tax ID Number:

II. Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners. Please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

☐      Attach Form W-8 for current Tax Year

☐     Confirm Tax ID Number: ______________

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

103

EXHIBIT C

to

Senior Unsecured Credit Agreement

dated as of April 16, 2020

by and among

Choice Hotels International, Inc.,

as Borrower,

the Lenders party thereto

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF ASSIGNMENT AND ACCEPTANCE

104

ASSIGNMENT AND ACCEPTANCE

              Reference is made to the Senior Unsecured Credit Agreement dated as of April 16, 2020 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Choice Hotels International, Inc., a Delaware corporation (the “Borrower”), the Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms not defined herein shall have the meaning assigned thereto in the Credit Agreement.

              1.              The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Effective Date.  Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which is has been received by each such party.  From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interest assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

              2.              This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.20(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit B to the Credit Agreement and (iii) a processing and recordation fee of $3,500 (unless such fee has otherwise been waived by the Administrative Agent).

              3.              This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflicts of laws principles or provisions.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

105

Effective Date of Assignment

(may not be fewer than 5 Business

Days after the Date of Assignment):

                                                                                                  Percentage Assigned of

                                                                                                  Facility and Commitment

                                                                                                  Thereunder (as set forth,

                                                                                                  to at least 8 decimals, as

                                                                                                  a percentage of the

                                                        Principal                           Facility and the aggregate

                                                        Amount                             Commitments of all Lenders

Facility                                           Assigned                            thereunder)

ABR Loans:

Eurodollar

Loans:

106

The terms set forth above

are hereby agreed to:

___________________, as Assignor

By:

Name:

Title:

_______________________, as Assignee

By:

Name:

Title:

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:

Name:

Title:

By:

Name:

Title:

[Choice Hotels International, Inc.

By:

Name:

Title:                                                                       7

7 Include to the extent required under Section 9.04(b).

107

EXHIBIT D

to

Senior Unsecured Credit Agreement

dated as of April 16, 2020

by and among

Choice Hotels International, Inc.,

as Borrower,

the Lenders party thereto

and

Wells Fargo Bank, National Association,

as Administrative Agent

FORM OF NOTE

108

NOTE

$__________                                                                                              Dated:  __________, 20__

FOR VALUE RECEIVED, the undersigned, CHOICE HOTELS INTERNATIONAL, INC. a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY __________ (the “Lender”) on the Maturity Date the aggregate principal amount of the Loans owing to the Lender by the Borrower pursuant to the Senior Unsecured Credit Agreement dated as of April 16, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in Dollars to Wells Fargo Bank, National Association, as Administrative Agent, at 1525 W WT Harris Blvd, Charlotte, NC 28262, in same day funds.  Each Loan owing to the Lender by the Borrower, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement.  The Credit Agreement, among other things, (i) provides for the making of Loans by the Lender to the Borrower on the date of this Note in an aggregate principal amount first above mentioned, the indebtedness of the Borrower resulting from each such Loan being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.  If any conflict or inconsistency exists between this Note and the Credit Agreement, the Credit Agreement shall control and govern to the extent of such conflict or inconsistency.

[Signature Page Follows]

109

            Choice Hotels International, Inc.

              a Delaware corporation

              By:

              Name:

              Title:

110

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By